UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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WATTS WATER TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Watts Water Technologies, Inc.

March 30, 2007

Dear Stockholder:

We cordially invite you to attend our 2007 Annual Meeting of Stockholders, which will be held on Wednesday, May 2, 2007 at 10:00 a.m. at The Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810.

On the pages following this letter you will find the notice of our 2007 Annual Meeting, which lists the business matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the year ended December 31, 2006.

Your support of our efforts is important to the other directors and to me regardless of the number of shares you own. I hope you will vote as soon as possible. If you are a stockholder of record, you may vote by completing, signing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name”—that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record that you must follow for your shares to be voted.

Following completion of the scheduled business at the 2007 Annual Meeting, we will report on our operations and answer questions from stockholders. We hope that you will be able to join us on May 2nd.

Sincerely,

PATRICK S. O’KEEFE President and Chief Executive Officer

WATTS WATER TECHNOLOGIES, INC.
815 Chestnut Street
North Andover, MA 01845

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 2, 2007

To the Stockholders of
Watts Water Technologies, Inc.

Notice is hereby given that the 2007 Annual Meeting of Stockholders of Watts Water Technologies, Inc., a Delaware corporation, will be held at The Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810, on Wednesday, May 2, 2007, at 10:00 a.m., local time, for the following purposes:

1.                To elect eight directors to our Board of Directors, each to hold office until our 2008 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

2.                To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of class A common stock from 80,000,000 shares to 200,000,000 shares and to increase the number of authorized shares of capital stock from 110,000,000 shares to 230,000,000 shares;

3.                To amend our Management Stock Purchase Plan, as amended and restated, to increase the number of shares of class A common stock available for issuance thereunder from 1,000,000 shares to 2,000,000 shares; and

4.                To ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year.

The stockholders will also consider and act upon any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 26, 2007 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

LESTER J. TAUFEN Secretary

North Andover, Massachusetts
March 30, 2007

WATTS WATER TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 2, 2007

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Watts Water Technologies, Inc. for use at our 2007 Annual Meeting of Stockholders to be held on Wednesday, May 2, 2007 at 10:00 a.m., local time, at The Andover Country Club, 60 Canterbury Street, Andover, Massachusetts 01810 and at any adjournment or postponement of the Annual Meeting.

We are mailing this proxy statement and the enclosed proxy on or about March 30, 2007 to our stockholders of record as of March 26, 2007. We are also mailing our Annual Report for the fiscal year ended December 31, 2006 to such stockholders concurrently with this proxy statement. We will furnish, upon written request of any stockholder and the payment of an appropriate processing fee, copies of the exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Please address all such requests to Lester J. Taufen, Secretary, Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA  01845.

Only stockholders of record at the close of business on March 26, 2007 are entitled to receive notice of and to vote at the Annual Meeting. Each share of our class A common stock, par value $.10 per share, outstanding on the record date is entitled to one vote, and each share of our class B common stock, par value $.10 per share, outstanding on the record date is entitled to ten votes. As of the close of business on March 26, 2007, there were outstanding and entitled to vote            shares of class A common stock and            shares of class B common stock.

If your shares are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.  Under the rules of the New York Stock Exchange if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to “discretionary” items, but it will not be allowed to vote your shares with respect to “non-discretionary” items.  In the case of non-discretionary items, your unvoted shares will be treated as “broker non-votes.”  The election of directors (proposal 1), the approval of the amendment to our Certificate of Incorporation (proposal 2), and the ratification of the selection of KPMG LLP as our independent registered public accounting firm (proposal 4) are considered to be discretionary items. The approval of the the amendment to our Management Stock Purchase Plan (proposal 3) is considered to be a non-discretionary item. Accordingly, if you do not give your bank or brokerage firm instructions on how to vote your shares with respect to proposal 3, or if your bank or brokerage firm does not exercise its discretionary authority to vote your shares with respect to proposals 1, 2 or 4, your shares will be treated as broker non-votes on the particular matter.

The presence, in person or by proxy, of outstanding shares of class A common stock and class B common stock representing a majority of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at our Annual Meeting. Shares that reflect abstentions will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

The eight nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. As discussed above, if your shares are held in street name, and if you do not vote your shares, your brokerage firm has discretionary authority under the rules of the New York Stock Exchange to vote your unvoted shares on proposal 1. You may vote for all of the director nominees, withhold your vote from all of the director nominees or withhold your vote from any one or more of the director nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of class A common stock and class B common stock, voting together as a class. In addition, the amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of class A common stock and the holders of a majority of the issued and outstanding shares of class B common stock, each voting as a separate class. As discussed above, if your shares are held in street name, and if you do not vote your shares, your bank or brokerage firm has discretionary authority under the rules of the New York Stock Exchange to vote your unvoted shares on proposal 2. Because shares that abstain are nonetheless considered outstanding shares, abstentions on proposal 2 will have the same effect as a vote against the proposed amendment to our Certificate of Incorporation.

Approval of the amendment to our Management Stock Purchase Plan requires the affirmative vote of the holders of a majority of the votes present or represented at the annual meeting and entitled to be cast on the proposal. In addition, the rules of the New York Stock Exchange provide that the minimum vote that will constitute stockholder approval for listing purposes is a majority of votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. As discussed above, if your shares are held in street name, and if you do not vote your shares, your bank or brokerage firm does not have discretionary authority under the rules of the New York Stock Exchange to vote your unvoted shares on proposal 3 and your shares will be treated as broker non-votes. However, broker non-votes will have no effect on the vote because they will not be considered to have been entitled to vote on proposal 3. If you vote to abstain on proposal 3, your shares will not be voted in favor of such proposal, although your shares will be considered to have been entitled to vote on the proposal. As a result, voting to abstain on proposal 3 has the effect of voting against such proposal.

Ratification of the selection of KPMG as our independent registered public accounting firm for 2007 requires the affirmative vote of a majority of all the votes present or represented at the Annual Meeting and entitled to be cast on the proposal. As discussed above, if your shares are held in street name, and if you do not vote your shares, your bank or brokerage firm has discretionary authority under the rules of the New York Stock Exchange to vote your unvoted shares on proposal 4. If you vote to abstain on proposal 4, your shares will not be voted in favor of such proposal, although your shares will be considered to have been entitled to vote on the proposal. As a result, voting to abstain on proposal 4 has the effect of voting against such proposal.

Shares represented by duly executed proxies received by us and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are given, properly executed proxies will be voted for the election of each of the nominees named herein for director, for the amendment to our Certificate of Incorporation, for the amendment to our Management Stock Purchase Plan, and for the ratification of the selection of KPMG as our independent registered public accounting firm for the current fiscal year.

You may revoke your proxy at any time before it is voted on any matter by (1) giving written notice of such revocation to the Secretary of Watts Water Technologies, Inc. at the address set forth below, (2) signing and duly delivering a proxy bearing a later date, or (3) attending our Annual Meeting and voting in person. Your attendance at our Annual Meeting will not, by itself, revoke your previously submitted proxy.

We will bear the expenses of preparing, printing and assembling the materials used in the solicitation of proxies. In addition to the solicitation of proxies by use of the mail, we may also use the services of some of our officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by telephone and email. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners of shares held of record by them and we will reimburse them for their reasonable expenses.

Our management does not know of any business other than the matters set forth in the Notice of Annual Meeting of Stockholders and described above that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the direction of the proxy holders. Each of the persons appointed by the enclosed form of proxy present and acting at the meeting, in person or by substitute, may exercise all of the powers and authority of the proxies in accordance with their judgment.

Our principal executive offices are located at 815 Chestnut Street, North Andover, Massachusetts 01845.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board has fixed the number of directors at eight and nominated each of the individuals named below for election as a director. If elected, each nominee will serve until our 2008 Annual Meeting of Stockholders and until such director’s successor has been duly elected and qualified. Proxies will be voted for each of the nominees named below unless otherwise specified in the proxy. All of the nominees are presently members of our Board. Management does not contemplate that any of the nominees will be unable to serve, but in that event, proxies solicited hereby may be voted for a substitute nominee designated by our Board or our Board may choose to reduce the number of directors serving on the Board. Holders of shares representing votes sufficient to elect each of the nominees named below have indicated to us their intention to vote in favor of such nominees.

Our Board of Directors recommends that stockholders vote FOR the election of each nominee as a director of Watts Water Technologies, Inc.

INFORMATION AS TO NOMINEES FOR DIRECTOR

Set forth below is the name and age of each nominee for director, his principal occupation for at least the past five years, the year each became a member of our Board of Directors and certain other information. The information is as of February 1, 2007.

Name	Age	Present Principal Employment and Prior Business Experience	Director Since
Robert L. Ayers	61

Mr. Ayers was Senior Vice President of ITT Industries and President of ITT Industries’ Fluid Technology from October 1999 until September 2005. Mr. Ayers continued to be employed by ITT Industries from September 2005 until his retirement in September 2006, during which time he focused on special projects for the company. ITT Industries’ Fluid Technology manufactures a broad range of pumps, mixers, controls and treatment systems. Mr. Ayers originally joined ITT Industries in 1998 as President of ITT Industries’ Industrial Pump Group. Before joining ITT Industries, Mr. Ayers was President of Sulzer Industrial USA and Chief Executive Officer of Sulzer Bingham.

			2006
Timothy P. Horne	68	Mr. Horne served as Chairman of our Board of Directors from April 1986 to August 2002. He served as our Chief Executive Officer from 1978 to August 2002 and our President from 1976 to 1978, from 1994 to April 1997 and from October 1999 to August 2002. Mr. Horne joined Watts in 1959, and retired on December 31, 2002. Since his retirement, Mr. Horne has continued to serve Watts as a consultant.	1962
Ralph E. Jackson, Jr.	65

Mr. Jackson worked for Cooper Industries, Inc., a manufacturer of electrical products, from 1985 until his retirement in December 2003. Prior to joining Cooper Industries, Mr. Jackson worked for the Bussmann and Air Comfort divisions of McGraw-Edison from 1976 until McGraw-Edison was acquired by Cooper Industries in 1985. While with Cooper Industries, Mr. Jackson served as Chief Operating Officer from 2000 to December 2003, Executive Vice President, Electrical Operations from 1992 to 2000, and President, Bussmann Division from 1985 to 1992. Mr. Jackson served as a member of the Board of Directors of Cooper Industries from 2000 to December 2003.

			2004
Kenneth J. McAvoy	66	Mr. McAvoy served as our Chief Financial Officer and Treasurer from 1986 to 1999; our Vice President of Finance from 1984 to 1994; our Executive Vice President of European Operations from 1994 to 1996; and our Secretary from 1985 to 1999. Mr. McAvoy originally joined Watts in 1981 as Corporate Controller and retired on December 31, 1999.	1994

John K. McGillicuddy	63	Mr. McGillicuddy was employed by KPMG LLP, a public accounting firm, from June 1965 until his retirement in June 2000. In June 1975, Mr. McGillicuddy was elected into the Partnership of KPMG LLP, where he served as Audit Partner, SEC Reviewing Partner, Partner-in-Charge of Professional Practice, Partner-in-Charge of College Recruiting and Partner-in-Charge of Staff Scheduling. Mr. McGillicuddy is a director of Brooks Automation, Inc.	2003
Gordon W. Moran	68	Mr. Moran has served as non-executive Chairman of our Board since August 2002. He has served as Chairman of Hollingsworth & Vose Company, a paper manufacturer, since 1997 and served as its President and Chief Executive Officer from 1983 to 1998.	1990
Daniel J. Murphy, III	65	Mr. Murphy has served as Chairman of Northmark Bank, a commercial bank he founded, since August 1987. Prior to forming Northmark Bank in 1987, Mr. Murphy was a Managing Director of Knightsbridge Partners, Inc., a venture capital firm, from January to August 1987 and President and a director of Arltru Bancorporation, a bank holding company, and its wholly owned subsidiary, Arlington Trust Company, from 1980 to 1986.	1986
Patrick S. O’Keefe	54	Mr. O’Keefe became our President and Chief Executive Officer in August 2002. From 1999 to 2001, Mr. O’Keefe served as President, Chief Executive Officer and director of Industrial Distribution Group, a supplier of maintenance, repair, operating and production products. From 1997 to 1999, he was Chief Executive Officer of Zep Manufacturing, a unit of National Services Industries and a manufacturer of specialty chemicals. From 1994 to 1997, Mr. O’Keefe held various senior management positions with Crane Co.	2002

DIRECTOR COMPENSATION

Members of our Board of Directors who are employees of Watts receive no compensation for their service as directors. Non-employee directors are compensated for their service as directors.

Prior to its quarterly meeting held on February 5, 2007, the Compensation Committee reviewed the compensation paid to our non-employee directors. The Compensation Committee compared non-employee director compensation arrangements to compensation paid to non-employee directors of companies in the peer group we use for executive compensation comparison purposes. A list of the companies included in this peer group and a description of the criteria used in selecting these companies is provided elsewhere in this proxy statement under “Compensation Discussion and Analysis—Compensation Philosophy—Benchmarking.”  The Compensation Committee also considered the recommendations of Watson Wyatt & Company, a compensation consultant retained by the Compensation Committee during 2006, and reviewed the responsibilities of our non-employee directors and the amount of time required to perform those responsibilities. Based on its analysis, the Compensation Committee recommended, and the Board approved, a change in the annual compensation paid to our non-employee directors for 2007. Set forth below is a description of the annual compensation arrangements for our non-employee directors in effect for 2006 and the new annual compensation arrangements for 2007.

	2006($)	2007($)
Annual retainer	30,000	30,000
Regularly scheduled Board meetings attended in person	1,000	2,000
Regularly scheduled committee meetings attended in person	1,000	None
Additional annual retainer for the Chairman of the Board of Directors	None	5,000
Additional annual retainer for the Chairman of the Audit Committee	10,000	10,000
Additional annual retainer for the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee	3,000	3,000
Fair market value of annual grant of class A common stock	30,000	45,000

For 2006, fees for attendance at regularly scheduled Board and/or committee meetings were limited to $1,000 per day for each non-employee director. In 2007, non-employee directors will receive a single fee of $2,000 for attending each regularly scheduled Board meeting in person and will not receive additional compensation for attendance at committee meetings. Non-employee directors will not receive any additional compensation for participation in meetings held by telephone conference call. We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings and for fees and reasonable out-of-pocket expenses for their attendance at director education seminars and programs they attend at the request of the Board.

The restricted stock awards granted in 2006 vest in three equal annual installments beginning one year from the date of grant. If a non-employee director’s service as a director is terminated for any reason (other than death or disability), any shares of restricted stock that have not vested are automatically forfeited upon termination of such service as a director. The Board granted 852 shares of restricted stock to each of Mr. Horne, Mr. Jackson, Mr. McAvoy, Mr. McGillicuddy, Mr. Moran and Mr. Murphy as of August 4, 2006 and 729 shares of restricted stock to Mr. Ayers as of November 3, 2006 in connection with his election as a member of the Board. Beginning in 2007, non-employee directors will receive awards of class A common stock that are not subject to vesting or forfeiture. All stock awards are granted under our 2004 Stock Incentive Plan. Our Board typically approves the grants of stock awards to non-employee directors at its regularly scheduled third quarter meeting. We have adopted a practice that stock awards for non-employee directors are granted on the third business day following the release of our second quarter earnings to the public. The purpose for setting the grant date of stock awards on the third business day following the release of our most recent quarterly earnings to the public is to ensure that we are using a date when the public markets have a maximum amount of information about our financial performance and have had a sufficient amount of time to understand and react to such information.

The following table contains information on compensation for the non-employee members of our Board of Directors during the fiscal year ended December 31, 2006.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash($)		Stock Awards($)(1)	Option Awards($)(2)	All Other Compensation($)		Total($)
Robert L. Ayers	9,500	(3)	1,667	—	—		11,167
Timothy P. Horne	40,000		24,165	—	647,724	(4)	711,889
Ralph E. Jackson, Jr.	42,000		24,148	—	—		66,148
Kenneth J. McAvoy	39,000		24,165	—	96,904	(5)	160,069
John K. McGillicuddy	50,000		24,165	—	—		74,165
Gordon W. Moran	51,635	(6)	24,165	—	—		75,800
Daniel J. Murphy, III	43,000		24,165	—	—		67,165

(1)          The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments, or FAS 123R, of restricted stock awards under our 2004 Stock Incentive Plan and thus include amounts attributable to restricted stock awards granted in and prior to 2006. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007. The grant date fair value of each restricted stock award made to our non-employee directors during 2006 as determined in accordance with FAS 123R was $29,990, except for the value of the restricted stock award granted to Mr. Ayers, which was $29,998. The following table shows the aggregate number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2006.

Name	Unvested Shares of Restricted Stock(#)
Robert L. Ayers	729
Timothy P. Horne	1,876
Ralph E. Jackson, Jr.	1,854
Kenneth J. McAvoy	1,876
John K. McGillicuddy	1,876
Gordon W. Moran	1,876
Daniel J. Murphy, III	1,876

(2)          There were no stock options granted to our non-employee directors during 2006, and, with respect to stock options, no dollar amounts were recognized for financial statement reporting purposes under FAS 123R for the year ended December 31, 2006. The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2006. All of the stock options were fully vested prior to 2006.

Name	Stock Options (#)
Robert L. Ayers	0
Timothy P. Horne	3,094
Ralph E. Jackson, Jr.	0
Kenneth J. McAvoy	9,282
John K. McGillicuddy	3,094
Gordon W. Moran	21,658
Daniel J. Murphy, III	21,658

(3)          Mr. Ayers was elected as a member of our Board of Directors on October 31, 2006 and received a prorated portion of the annual retainer payable to non-employee directors.

(4)          The amount indicated for Mr. Horne under All Other Compensation consists of the following:

Description of Payment	Amount($)
Consulting fees	460,113
Retirement benefit payments under our employee pension plan	146,154
Cost of secretarial services for personal business	6,975
Tax and financial planning expenses	25,081
Health insurance premiums	7,901
Club membership	1,500

(5)          Consists of retirement benefit payments under our employee pension plan and supplemental employee retirement plan.

(6)          Includes payment of $12,635 of deferred director fees and accrued interest.

In September 1996, we entered into a Supplemental Compensation Agreement with Timothy P. Horne, who was at that time our Chief Executive Officer and President, which provided that Mr. Horne would provide consulting services to us and receive certain compensation following his retirement as an employee of Watts. Mr. Horne retired on December 31, 2002. Under the agreement, as amended, Mr. Horne has agreed to provide consulting services to us for 300 to 500 hours per year so long as he is physically able. We agreed to pay Mr. Horne the greater of (i) one-half of the average of Mr. Horne’s annual base salary as an employee of Watts during the three years immediately prior to his retirement or (ii) $400,000 for each calendar year following Mr. Horne’s retirement until the date of his death, subject to certain cost-of-living increases each year. The agreement also provides for a supplemental payment to Mr. Horne of $10,668 for 2006. In the event of a change of control of Watts, Mr. Horne has the right to elect to receive a lump-sum payment instead of the payments described above. If Mr. Horne elects to receive the lump-sum payment, his obligation to provide consulting services to us terminates. The lump-sum payment would equal the present value of $23,650 monthly for life and would be determined with reference to discount rates and mortality tables applicable under our pension plan and an adjustment for inflation. If Mr. Horne elects to receive a lump-sum payment following a change of control of Watts, we also agreed to make a tax gross-up payment to him to cover all federal, state and local taxes payable by him with respect to the lump-sum payment. We also agreed to provide lifetime benefits to Mr. Horne, including use of secretarial services, use of an office at our corporate headquarters, retiree health insurance, reimbursement of tax and financial planning expenses, automobile maintenance expenses, one club membership, a customary director indemnification agreement and travel expenses when visiting our facilities. Our obligations to make the above-described payments to Mr. Horne and to provide the above-described benefits will not be affected or limited by Mr. Horne’s physical inability to provide consulting services to us if such disability should occur. During 2006, Mr. Horne did not seek reimbursement for any automobile expenses or for any travel expenses other than for business travel undertaken at our request. Pursuant to our agreement with Mr. Horne, we employ a secretary who works part time for Mr. Horne. The cost of secretarial services included in the All Other Compensation column for Mr. Horne represents 10% of the compensation and benefits cost of Mr. Horne’s secretary, which we estimate is the portion of her time that she spends working on personal matters for Mr. Horne.

As former employees of Watts, Mr. Horne and Mr. McAvoy each receive retirement benefit payments under our pension plan and, with respect to Mr. McAvoy, our supplemental employee retirement plan. Retirement benefit payments received by each of Mr. Horne and Mr. McAvoy pursuant to these plans are reflected in the All Other Compensation column in the above table.

Beginning in 1992 and continuing through the end of 1999, we agreed to defer payment of director fees earned by Mr. Moran for his service as a member of our Board of Directors. The deferred payments accrue interest in June and December of each year at the short term annual applicable federal rate. Mr. Moran stopped deferring payment of his director fees at the beginning of 2000 and since that time we have paid him 10% of the deferred fees balance plus accrued interest twice each year. The Fees Earned or Paid in Cash column of the above table includes the amount of deferred fees and interest paid to Mr. Moran during 2006. As of December 31, 2006, the remaining balance of deferred fees was $54,560.

CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of the highest ethical standards are important for us to achieve business success and to create value for our stockholders. Our Board is committed to high governance standards and continually works to improve them. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities on corporate governance and other public companies. We also review guidance and interpretations provided from time to time by the Securities and Exchange Commission, or SEC, and the New York Stock Exchange and consider changes to our corporate governance policies and practices in light of such guidance and interpretations.

Role of Our Board of Directors

Our Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects senior management and oversees succession planning and senior management’s performance and compensation. Our Board oversees the development of fundamental operating, financial and other corporate plans, strategies and objectives, and conducts a year-long process which culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of our Board keep informed about our business through discussions with our Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of the business with the Board, and we introduce our executives to the Board so that the Board can become familiar with our key employees. In addition, we hold periodic strategy sessions between members of senior management and the Board, during which members of the senior management team provide in-depth reviews of various aspects of our business operations and discuss our strategy with respect to such operations.

In 2006, our Board met eight times. During 2006, each director attended at least 75% of the total number of meetings of the Board and all committees of the Board on which the director served.

Performance of Our Board

Our Board considers it important to continually evaluate and improve its effectiveness and that of its committees. Our Board and each of its standing committees conducts an annual self-evaluation. The Nominating and Corporate Governance Committee oversees our Board’s self-evaluation process. The results of each committee’s annual self-evaluation are reported to the full Board.

Business Ethics and Compliance

We have adopted a Code of Business Conduct and Ethics applicable to all officers, employees and Board members. The Code of Business Conduct and Ethics is posted in the “Investor Relations” section of our website at www.wattswater.com, and a print copy will be made available free of charge on written request to Lester J. Taufen, Secretary, Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which apply to our Chief Executive Officer, Chief Financial Officer, Corporate Controller or any person performing similar functions will be disclosed on our website promptly following the date of such amendment or waiver.

Independence of Non-Employee Directors

The listing standards of the New York Stock Exchange require companies listed on the New York Stock Exchange to have a majority of independent directors. The New York Stock Exchange listing standards generally provide that a director will not be independent unless such director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).  In addition, a director is not independent if (1) the director is, or has been within the last three years, employed by us, or an immediate family member is, or has been within the last three years, one of our executive officers, (2) the director or a member of the director’s immediate family has received during any twelve-month period within the last three years more than $100,000 in direct compensation from us other than director and committee fees and pension or other deferred compensation for prior service as an employee, (3) the director or an immediate family member is a current partner of a firm that is our internal or external auditor, the director is a current employee of such a firm, the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance practice, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time, (4) the director or a member of the director’s immediate family is, or has been within the last three years, employed as an executive officer of another company where one of our executive officers at the same time serves or served on the compensation committee of such company, or (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Our Board has reviewed all relationships between Watts and each non-employee director to determine compliance with the New York Stock Exchange standards described above and to evaluate whether there are any other facts or circumstances that might impair a director’s independence. As part of its review of Mr. Murphy’s independence, the Board considered that Watts maintains deposit accounts with Northmark Bank, of which Mr. Murphy serves as Chairman. The Board determined that Mr. Murphy’s position as chairman of a bank where Watts maintains certain of its funds, but with which Watts has no additional banking relationship or credit facility and from which Watts has borrowed no funds, does not constitute a material relationship with Watts that would affect Mr. Murphy’s independence. Based on its review, the Board determined that Mr. Ayers, Mr. Jackson, Mr. McAvoy, Mr. McGillicuddy, Mr. Moran and Mr. Murphy are independent directors.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s policies on governance issues. The Corporate Governance Guidelines are posted in the “Investor Relations” section of our website at www.wattswater.com, and a print copy will be made available free of charge on written request to Lester J. Taufen, Secretary, Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845.

Executive Sessions

In accordance with our Corporate Governance Guidelines, our non-management directors meet in executive session at least quarterly. At least one executive session includes only independent directors. The Chairman of the Board or, in his absence, a director chosen by the non-management directors in attendance, presides at such meetings.

Communications with the Board

Our Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be in writing and addressed to Lester J. Taufen, Secretary, Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845 and marked to the attention of the Board or any of its committees, individual directors or non-management directors as a group. All correspondence will be forwarded to the intended recipient(s).

Annual Meeting Attendance

Directors are encouraged to attend our annual meetings of stockholders. Five of our seven directors attended the 2006 Annual Meeting of Stockholders.

Committees of the Board

Our Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is composed solely of directors determined by the Board to be independent under the applicable New York Stock Exchange and SEC rules. The Board has adopted a written charter for each standing committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee in the “Investor Relations” section of our website at www.wattswater.com, and print copies will be made available free of charge on written request to Lester J. Taufen, Secretary, Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit Committee.   The Audit Committee consists of Mr. McGillicuddy (Chair), Mr. Ayers and Mr. McAvoy. The current members of the Audit Committee were appointed by the Board on October 31, 2006. Prior to October 31, 2006, the members of the Audit Committee were Mr. McGillicuddy (Chair), Mr. Jackson, Mr. Moran and Mr. Murphy. The Board has made a determination that each of the members of the Audit Committee satisfies the independence requirements of the New York Stock Exchange as well as Rule 10A-3 under the Securities Exchange Act of 1934.  In addition, the Board has determined that each of

Mr. McGillicuddy and Mr. McAvoy is an “audit committee financial expert,” as defined by SEC rules. During 2006, the Audit Committee held five meetings. Our Audit Committee assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and the performance of our internal audit function. This includes the selection and evaluation of our independent registered public accounting firm, the oversight of our systems of internal accounting and financial controls, the review of the annual independent audit of our financial statements, the review of our Code of Business Conduct and Ethics, the establishment of “whistle-blowing” procedures, and the oversight of other compliance matters.

Compensation Committee.   The Compensation Committee consists of Mr. Murphy (Chair), Mr. Jackson and Mr. Moran. The current members of the Compensation Committee were appointed by the Board on October 31, 2006. Prior to October 31, 2006, the members of the Compensation Committee were Mr. Murphy (Chair), Mr. Jackson, Mr. McGillicuddy and Mr. Moran. During 2006, the Compensation Committee held five meetings. Our Compensation Committee is responsible for shaping the principles, strategies and compensation philosophy that guide the design and implementation of our employee compensation programs and arrangements. Its primary responsibilities are to:

•       evaluate the performance of our Chief Executive Officer and, either as a committee or together with the independent members of our Board of Directors, determine the compensation of our Chief Executive Officer;

•       review management’s proposals for the compensation of our other executive officers and submit its recommendations regarding base salaries and target bonus amounts to our Board of Directors for review and approval;

•       review annual performance bonus objectives with management and approve annual bonus amounts paid to our executive officers under our Executive Incentive Bonus Plan;

•       approve all stock awards granted under our 2004 Stock Incentive Plan and the participants in our Management Stock Purchase Plan;

•       review and submit its recommendations to our Board of Directors on compensation for non-employee directors;

•       review and discuss with management the Compensation Discussion and Analysis to be included in the proxy statement; and

•       monitor our policies and practices for the development and succession of senior management.

The Compensation Committee holds one regularly scheduled meeting each quarter and schedules additional meetings as often as necessary in order to perform its duties and responsibilities. Mr. Murphy, the Chairman of the Compensation Committee, works with Mr. O’Keefe, our Chief Executive Officer, to establish the agenda for each meeting. Compensation Committee members receive and review materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials that members of the Compensation Committee have requested. The Compensation Committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members when the Compensation Committee deems it appropriate to do so in order to carry out its responsibilities.

The Compensation Committee is authorized under its charter to retain consultants to assist it in the evaluation of executive compensation and to approve the fees and other retention terms for its consultants. During 2006 and for the past several years, the Compensation Committee has engaged Watson Wyatt & Company as a compensation consultant to review our compensation programs and provide advice with respect to the aggregate level of our executive compensation as well as the mix of elements used to compensate our executive officers. As appropriate, the Compensation Committee also looks to our human resources department to support the Compensation Committee in its work and to provide necessary information. In addition to its engagement as a consultant to the Compensation Committee, Watson Wyatt provides substantial advisory and actuarial services to Watts with respect to our pension plans and other employee benefits and compensation programs. The Compensation Committee has periodically reviewed the services provided to Watts by Watson Wyatt and evaluated the impact of this relationship on Watson Wyatt’s independence and on the quality and objectivity of the advice provided to the Compensation Committee by Watson Wyatt. Although the Compensation Committee believes that the advice it has received from Watson Wyatt has been objective and of high quality, in October 2006 the Compensation Committee determined that it should retain a new compensation consultant that does not perform any other work for Watts. The Compensation Committee is in the process of interviewing and evaluating potential compensation consultants. As part of its selection criteria, the Compensation Committee is seeking a compensation consultant that has not performed any work for Watts and has no prior relationship with our management. The new compensation consultant will report directly to the Compensation Committee but will be authorized to communicate with management and other employees of Watts to obtain necessary information.

In February 2007, the Compensation Committee conducted a review of its charter and recommended to the Board that it amend the Compensation Committee charter to (i) reflect the responsibility of the Compensation Committee to review and discuss with management the Compensation Discussion and Analysis section included in our annual meeting proxy statement and incorporated by reference into our annual report on Form 10-K, (ii) clarify that the Compensation Committee shall determine the compensation of our Chief Executive Officer either as a committee or together with the other independent directors, (iii) provide that the Compensation Committee has primary responsibility for reviewing our management succession policies and plans, and (iv) remove the authority of the Compensation Committee to delegate to executive officers the power to grant stock awards to our non-executive employees. In response to the Compensation Committee’s recommendations, the Board adopted a revised charter for the Compensation Committee on February 6, 2007, which incorporated the Compensation Committee’s recommended changes.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee consists of Mr. McAvoy (Chair), Mr. Ayers, Mr. Jackson and Mr. Moran. The current members of the Nominating and Corporate Governance Committee were appointed by the Board on October 31, 2006. Prior to October 31, 2006, the members of the Nominating and Corporate Governance Committee were Mr. Jackson (Chair), Mr. McGillicuddy, Mr. Moran and Mr. Murphy. During 2006, the Nominating and Corporate Governance Committee held four meetings. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders. The Nominating and Corporate Governance Committee is also responsible for periodically reviewing our Corporate Governance Guidelines and recommending any changes thereto, overseeing the evaluation of the Board and management, and approving related person transactions.

The Nominating and Corporate Governance Committee will consider for nomination to the Board candidates recommended by stockholders. Recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Lester J. Taufen, Secretary, Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845. In order to be considered for inclusion as a nominee for director in our proxy statement for our 2008 Annual Meeting of Stockholders, a recommendation must be received no later than December 1, 2007. Recommendations must be in writing and must contain the information set forth in Section IV.C of the Nominating and Corporate Governance Committee charter, which is available in the “Investor Relations” section of our website at www.wattswater.com or on written request to Lester J. Taufen, Secretary, Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845. The minimum qualifications and specific qualities and skills required for a nominee for director are that the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Additional factors to be considered by the Nominating and Corporate Governance Committee in selecting nominees for the Board are set forth in Exhibit A to the Nominating and Corporate Governance Committee charter. In addition to considering candidates suggested by stockholders, the Nominating and Corporate Governance Committee may consider potential candidates suggested by current directors, company officers, employees, third-party search firms and others. The Nominating and Corporate Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee’s review is typically based on any written materials provided with respect to the potential candidate. The Nominating and Corporate Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an initial screening interview is appropriate.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures described later in this proxy statement under “Stockholder Proposals”.

Mr.  Ayers, who is standing for election as a member of our Board of Directors for the first time at this Annual Meeting, was recommended for nomination to the Nominating and Corporate Governance Committee by our Chief Executive Officer.

LEGAL PROCEEDING INVOLVING DIRECTOR

The SEC commenced a civil action on August 15, 2002 against Timothy P. Horne, a member of our Board, our controlling stockholder, and former Chief Executive Officer and Chairman, alleging that Mr. Horne received confidential information as an officer of Watts and used it to profit from trading he did in shares of Central Sprinkler Corp. in May 1999. The complaint alleged violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder based on insider trading.

On February 21, 2003, Mr. Horne entered into an agreement with the SEC to settle the civil action. Pursuant to the agreement, Mr. Horne, without admitting or denying the allegations of the complaint filed by the SEC, consented to the entry of a final judgement against him which required him to disgorge profits gained as a result of the conduct alleged in the complaint, pay prejudgment interest, plus a civil money penalty, and which permanently restrains and enjoins him from violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our class A and class B common stock as of February 1, 2007, by:

•       each person or entity known by us to own beneficially more than 5% of either class of our common stock;

•       each of our directors;

•       each of the executive officers named in the summary compensation table; and

•       all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the number of shares beneficially owned by each stockholder all shares over which such stockholder has sole or shared voting or investment power, and we have included all shares that the stockholder has the right to acquire within 60 days after February 1, 2007 through the exercise of stock options, the settlement of restricted stock units or any other right. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to shares beneficially owned by that stockholder. For purposes of determining the equity and voting percentages for each stockholder, any shares that such stockholder has the right to acquire within 60 days after February 1, 2007 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of determining the percentages for any other stockholder.

	Shares Beneficially Owned(2)
Name of Beneficial Owner(1)	Number		Percent of Class A Common Stock	Percent of Class B Common Stock	Percent of Voting Power
Timothy P. Horne	7,229,962	(3)(4)	18.8%	99.0%	69.3%
Daniel W. Horne	1,210,840	(5)	3.7	16.6	11.6
Deborah Horne	1,210,840	(5)	3.7	16.6	11.6
Peter W. Horne	1,135,840	(6)	3.5	15.6	10.9
Gabelli Funds, LLC, et al.	4,432,714	(7)	14.2	0	4.3
Robert L. Ayers	729	(8)	*	0	*
J. Dennis Cawte	43,450	(9)	*	0	*
Ralph E. Jackson, Jr.	14,521	(10)	*	0	*
Paul A. Lacourciere	33,284	(11)	*	0	*
William D. Martino	12,500	(12)	*	0	*
Kenneth J. McAvoy	12,270	(13)	*	0	*
William C. McCartney	101,668	(14)	*	0	*
John K. McGillicuddy	5,682	(15)	*	0	*
Gordon W. Moran	28,910	(16)	*	0	*
Daniel J. Murphy III	31,455	(17)	*	0	*
Patrick S. O’Keefe	169,284	(18)	*	0	*
All executive officers and directors (17 persons)	7,839,639	(19)	20.1	99.0	69.6

*                    Represents less than 1%

       (1) The address of each stockholder in the table is c /o Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, Massachusetts 01845, except that the address of Gabelli Funds, LLC et al. is One Corporate Center, Rye, NY 10580.

       (2) The number of shares and percentages has been determined as of February 1, 2007 in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. At that date, a total of 38,532,991 shares were outstanding, of which 31,239,111 were shares of class A common stock and 7,293,880 were shares of class B common stock. Each share of class A common stock is entitled to one vote and each share of class B common stock is entitled to ten votes. Each share of class B common stock is convertible into one share of class A common stock. A holder of shares of class B common stock is deemed to beneficially own the shares of class A common stock into which the class B shares are convertible. Shares of class A common stock are not convertible. The table’s voting percentage reflects the applicable beneficial owner’s one vote per share of class A common stock plus ten votes per share of class B common stock, if any, divided by the total number of possible votes.

       (3) Consists of (i) 1,601,220 shares of class B common stock and 1,112 shares of class A common stock held by Timothy P. Horne (for purposes of this footnote 3, “Mr. Horne”), (ii) 1,210,840 shares of class B common stock held by a revocable trust for the benefit of Daniel W. Horne, Mr. Horne’s brother, for which Mr. Horne serves as sole trustee, (iii) 1,210,840 shares of class B common stock held by a revocable trust for the benefit of Deborah Horne, Mr. Horne’s sister, for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 1,085,840 shares of class B common stock held by a revocable trust for the benefit of Peter W. Horne, Mr. Horne’s brother, for which Peter W. Horne serves as sole trustee, (v) 1,924,600 shares of class B common stock held for the benefit of the estate of George B. Horne, Mr. Horne’s late father, under a revocable trust for which Mr. Horne serves as sole trustee, (vi) 22,600 and 20,200 shares of class B common stock held for the benefit of Tiffany Rae Horne and Tara V. Horne (Mr. Horne’s daughters), respectively, under irrevocable trusts for which Mr. Horne serves as trustee,  (vii) 147,740 shares of class B common stock held by a revocable trust for the benefit of Tiffany Rae Horne, (viii) 3,094 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, and (ix) 1,876 shares of class A common stock issued to Mr. Horne as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which remain subject to certain restrictions on the transfer and disposition of such shares. All of the shares of class B common stock noted in clauses (i) through (vii) (7,223,880 shares of class B common stock in the aggregate) are subject to The Amended and Restated George B. Horne Voting Trust Agreement — 1997 (“1997 Voting Trust”) for which Mr. Horne serves as trustee. (See footnote 4 for a description of the 1997 Voting Trust).

       (4) 7,223,880 shares of class B common stock in the aggregate (see footnote 3) are subject to the terms of the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee’s right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the “Determination Power”). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Daniel J. Murphy III, a director of the Company, and Walter J. Flowers, a partner in the law firm of Flowers and Manning (each, a “Successor Trustee” and collectively, the “Successor Trustees”), shall thereupon become co-trustees of the 1997 Voting Trust. If a Successor Trustee shall cease to serve as such for any reason, then a third person shall become a co-trustee with the remaining two Successor Trustees, in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, an individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees do not unanimously concur on any matter not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative. The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by stockholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of class B common stock in the 1997 Voting Trust and are then living or, in the case of shares in the 1997 Voting Trust the original depositor of which (or the trustee of the original depositor of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. Amendments to the extension, termination and amendment provisions of the 1997 Voting Trust require the approval of each individual depositor. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to restrictions on transfer applicable to the stock that they represent. Timothy P. Horne holds 22.2% of the total beneficial interest in the 1997 Voting Trust (the “Beneficial Interest”) individually, 16.8% of the Beneficial Interest as trustee of a revocable trust for the benefit of Daniel W. Horne, 16.8% of the Beneficial Interest as trustee of a revocable trust for the benefit of Deborah Horne, 15.0% of the Beneficial Interest as trustee of a revocable trust for the benefit of Peter W. Horne, 26.6% of the Beneficial Interest as trustee of a revocable trust for the benefit of the estate of George B. Horne, 0.3% and 0.3% of the Beneficial Interest as trustee of two irrevocable trusts for the benefit of Tiffany Rae Horne and Tara V. Horne, respectively, and 2.1% of the Beneficial Interest as trustee of the 1997 Voting Trust to which shares held in a revocable trust for the benefit of Tiffany Rae Horne are subject (representing an aggregate of 100% of the Beneficial Interest). Tara V. Horne as beneficiary of an irrevocable trust holds 0.3% of the Beneficial Interest. Tiffany R. Horne as beneficiary of an irrevocable trust holds 0.3% of the Beneficial Interest.

       (5) All of the shares are class B common stock and are held in a revocable trust for which Timothy P. Horne serves as sole trustee. All of the shares are subject to the 1997 Voting Trust (see footnote 4 for a description of the 1997 Voting Trust).

       (6) All of the shares are class B common stock and are held in a revocable trust for which Peter W. Horne serves as sole trustee. 1,085,840 of the shares are subject to the 1997 Voting Trust (see footnote 4 for a description of the 1997 Voting Trust).

       (7) The amount shown and the following information is based on a Schedule 13D/A filed with the SEC on February 12, 2007 by Gabelli Funds, LLC, GAMCO Investors, Inc., MJG Associates, Inc., Gabelli Securities, Inc., Gabelli Advisers, Inc., GGCP, Inc., GAMCO Asset Management Inc., and Mario J. Gabelli reporting their aggregate holdings of shares of class A common stock. Mario J. Gabelli directly and indirectly controls the entities filing the Schedule 13D, which entities are primarily investment advisors to various institutional and individual clients, including registered investment companies and pension plans, as broker/dealer and as general partner of various private investment partnerships. Each of the reporting persons and other related entities has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, except that (i) GAMCO Asset Management Inc. does not have the authority to vote 133,100 of the reported shares; (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of the Company held by each of the funds for which Gabelli Funds provides discretionary managed account services (collectively, the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each Fund shall respectively vote that Fund’s shares; (iii) at any time, the proxy voting committee of each Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations; and (iv) the power of Mario J. Gabelli, Gabelli Asset Management Inc. and Gabelli Group Capital Partners, Inc. is indirect with respect to the class A common stock beneficially owned directly by other persons referenced above.

       (8) Consists of shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

       (9) Consists of 32,250 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, 8,700 shares of class A common stock issuable upon settlement of restricted stock units within 60 days after February 1, 2007, and 2,500 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(10) Consists of 12,667 shares of class A common stock held by Mr. Jackson and 1,854 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(11) Consists of 23,500 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, 6,451 shares of class A common stock issuable upon settlement of restricted stock units within 60 days after February 1, 2007, and 3,333 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(12) Consists of 7,500 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, and 5,000 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(13) Consists of 1,112 shares of class A common stock held by Mr. McAvoy, 9,282 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, and 1,876 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(14) Consists of 7,000 shares of class A common stock held by Mr. McCartney, 83,750 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, 6,751 shares of class A common stock issuable upon settlement of restricted stock units within 60 days after February 1, 2007, and 4,167 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(15) Consists of 712 shares of class A common stock held by Mr. McGillicuddy, 3,094 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, and 1,876 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(16) Consists of 5,376 shares of class A common stock held by Mr. Moran, 21,658 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, and 1,876 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(17) Consists of 7,521 shares of class A common stock held by Mr. Murphy, 400 shares of class A common stock beneficially owned by Mr. Murphy as trustee of a trust, 21,658 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, and 1,876 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(18) Consists of 16,666 shares of class A common stock held by Mr. O’Keefe, 107,500 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, 28,451 shares of class A common stock issuable upon settlement of restricted stock units within 60 days after February 1, 2007, and 16,667 shares of class A common stock issued as a restricted stock award under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

(19) Consists of 76,526 shares of class A common stock, 7,223,880 shares of class B common stock, 419,921 shares of class A common stock issuable upon the exercise of stock options within 60 days after February 1, 2007, 63,516 shares of class A common stock issuable upon settlement of restricted stock units within 60 days after February 1, 2007, and 55,796 shares of class A common stock issued as restricted stock awards under the Company’s 2004 Stock Incentive Plan, which are subject to certain restrictions with respect to the transfer and disposition of such shares.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our compensation philosophy and strategy is intended to align compensation levels closely with achievement of business performance objectives and creation of shareholder value, and to attract and retain talented and effective executives. The Compensation Committee believes that a significant portion of executive compensation should be tied directly and primarily to the performance of the business and secondarily to individual performance goals. To this end, our overall compensation strategies and specific compensation arrangements have been developed to tie a significant portion of executive compensation to the performance of either the business as a whole or a particular business segment or unit for which an executive is primarily responsible. The key objectives of our compensation strategy are to:

•       reward superior business performance at competitive levels;

•       be simple, transparent and easy to communicate;

•       support our efforts to attract and retain executive talent by allowing the flexibility to vary base compensation levels according to individual performance and potential; and

•       provide an appropriate balance of risk and reward.

Compensation Mix

We believe that a significant portion of executive compensation should be variable, performance-based compensation as opposed to fixed compensation. Variable compensation includes cash bonuses under our Executive Incentive Bonus Plan for achievement of specified company-wide or business segment performance objectives and stock-based compensation whose value is dependent upon long-term appreciation in stock price. Fixed compensation consists primarily of an executive officer’s base salary.

In general, we pay our executive officers modest base salaries relative to the other elements of compensation, and the amount of the performance bonus determines whether the aggregate cash compensation paid to our executives meets, exceeds or falls short of the median cash compensation paid to those holding similar positions at comparable companies. Our intention is that if we achieve 100% of our bonus objectives, then the total cash compensation, including base salary and performance bonus, paid to an executive officer should be at approximately the midpoint in the total cash compensation range for similar positions at comparable companies. Accordingly, if we achieve greater than 100% of our bonus objectives, then our executive officers should receive total cash compensation above the midpoint of this range and if we achieve less than 100% of our bonus objectives, then our executive officers should receive total cash compensation below the midpoint of this range.

During 2006, we achieved significantly greater than 100% of our company-wide bonus objectives and almost all of our executive officers were rewarded with total cash compensation that exceeded the midpoint of total cash compensation for similar positions at comparable companies. During 2006, our revenues increased by 33% over 2005 to $1.23 billion, primarily through contributions from acquired companies and organic growth.  Income from continuing operations increased 40% during 2006 and diluted earnings per share from continuing operations increased 37%.  We accomplished this despite significant inflation in the cost of many of the commodities we use in the manufacture of our products.  We strengthened our capital structure during 2006 by generating $82.2 million of cash flow from continuing operations, successfully completing a $225 million offering of senior notes, refinancing our revolving line of credit and raising approximately $219 million in an underwritten public offering of our class A common stock. In addition, we acquired five companies in 2006 and made significant progress in integrating the nine companies we acquired during 2005. Based on this performance, we believe the compensation earned by our executives in 2006 was consistent with our philosophy and supports a pay-for-performance compensation program and culture.

The value of our variable, performance-based compensation is split between short-term compensation in the form of a cash performance bonus and long-term compensation in the form of stock awards that vest over time. The annual cash performance bonus is intended to provide an incentive to our executives to achieve near-term operational objectives. The stock awards provide an incentive for our executives to achieve longer-term strategic business goals, which should lead to higher stock prices and increased stockholder value. Despite the roughly equal initial split between short-term variable compensation and long-term variable compensation, we encourage our executives to shift all or a portion of their short-term variable compensation into the form of long-term compensation in order to more closely align their behavior with long-term value creation. We do this by giving our executives the option to invest all or a portion of their cash performance bonus in Watts stock through our Management Stock Purchase Plan. Stock purchased under the Management Stock Purchase Plan vests over three years, and receipt of the stock can be deferred by the executive for an additional number of years beyond the three-year vesting period. The Management Stock Purchase Plan is discussed in greater detail below under “Elements of Compensation—Stock Plans—Management Stock Purchase Plan.”

Benchmarking

Benchmarking is only one factor, among many, that we rely on in establishing our compensation levels and program design. We use information regarding pay practices at other comparable companies in two respects. First, we use benchmarking information to evaluate whether our compensation practices are competitive in the marketplace in which we compete for executive talent and financial capital. Second, this marketplace information is one of the many factors that we consider in assessing the reasonableness of our executive compensation.

In 2006, we reviewed compensation levels for our executive officers against compensation levels at companies identified in market compensation surveys and at the companies in a peer group identified by Watson Wyatt with management input and approved by the Compensation Committee. Watson Wyatt considered three primary factors in selecting the companies included in our peer group. The first factor was the type of products made or sold by the companies in the peer group. There are few publicly traded companies that manufacture products for the water technologies market similar to those manufactured by Watts. Given this, Watson Wyatt expanded its search to focus on companies providing similar types of products that are not specific to the water technologies markets, such as valves and other types of flow control products not specifically designed for water applications, as these companies reflect similar characteristics to Watts and our market for executive talent. The second factor was the size and performance of the companies in the peer group, as measured by annual revenues, market capitalization, revenue growth, total return to stockholders and numbers of employees. Annual revenues of the companies included in our peer group range from approximately 0.5 times to 2.5 times Watts’ annual revenue, or approximately $500 million to approximately $2.5 billion with a median of approximately $1.2 billion. The third factor was the economic and industrial classification of the companies included in the peer group. Watson Wyatt focused its search on companies within the durable goods manufacturing and industrial machinery industries, which are the industries in which Watts is typically included for financial comparisons by outside ratings agencies, stockholders and other third parties. Based on this selection criteria, the following companies were included in our peer group for fiscal 2006: A.O. Smith Corporation, Albany International Corp., Ametek, Inc., CIRCOR International, Inc., Flowserve Corporation, Gardner Denver, Inc., Graco Inc., IDEX Corporation, Modine Manufacturing Company, Mueller Industries, Inc., Robbins & Myers, Inc., Roper Industries, Inc. and Waters Corporation.

The Compensation Committee intends to review the current peer group with its new compensation consultant prior to its review of compensation adjustments for our executive officers during 2007. The companies included in the peer group may change based on their size, relevance or a change in one or more of the factors used to select the members of the peer group.

Elements of Compensation

Our executive compensation program consists of three key components, each of which is intended to serve the overall compensation philosophy: base salary, an annual performance bonus, and stock incentive awards, including the purchase of restricted stock units and grants of stock options and restricted stock. In addition, we provide our executive officers with limited perquisites, which are primarily intended to maintain our competitive position for attracting and retaining executive talent. Each of these programs is discussed in greater detail below.

Base Salary

The Compensation Committee meets with members of management at its regularly scheduled third quarter meeting to review the recommendations of senior management regarding adjustments in the base salary amounts for our executive officers other than our Chief Executive Officer. As part of its review, the Compensation Committee receives and discusses with management the following information:

•       reports on financial performance versus budget and compared to prior-period performance;

•       individual performance evaluations of our executive officers;

•       tally sheets setting forth the total compensation of our executive officers, including base salary, bonus potential, equity awards, pension values, perquisites and other compensation; and

•       information regarding compensation programs and compensation levels for executive officers and non-employee directors of companies in our benchmarking peer group and other comparable companies.

In general, the performance of executive officers with functional or administrative responsibilities is considered by reviewing the extent to which the function made a positive contribution to the achievement of our financial and strategic goals. In the case of executive officers with responsibility for one or more business segments or units, the business results of those segments or units are also considered. Management and the Compensation Committee also consider, where appropriate, certain non-financial performance measures, such as market expansion, corporate development and acquisitions, achievement of manufacturing efficiencies, product quality and/or relations with customers, suppliers or employees. Base salaries for new executive officers are initially determined by evaluating the scope, complexity and degree of challenge associated with the position held and the experience of the individual, coupled with a review of the compensation for similar positions at companies in our peer group and other comparable companies. Based on management’s recommendations, the materials presented for its review, and its own evaluation of the performance of our executive officers, the Compensation Committee submits a recommendation to the full Board of Directors on the base salary amounts of our executive officers other than our Chief Executive Officer for its review and approval.

In 2006, management implemented the following guidelines for salary level increases in making its recommendations:

	Current Salary is Substantially More Than 10% Below Target Compensation Level		Current Salary is Approximately at Target Compensation Level (+/- 10%)		Current Salary is Substantially More Than 10% Above Target Compensation Level
Performance Exceeds Requirements	8% - 1	2%	4% -	8%	2% -	4%
Performance Meets Requirements	4% -	8%	2% -	4%	0% -	2%
Performance Does Not Meet Requirements	0%		0%		0%

The target compensation level used by management in making its recommendations is the midpoint in the base salary range for similar positions at companies in our peer group and other comparable companies. Based on management’s performance evaluations, the performance of all of our executive officers for 2006 either met or exceeded their job requirements. Management recommended increases in the base salaries of all our executive officers other than our Chief Executive Officer and our Executive Vice President of Human Resources ranging from 3.6% to 7.4%. Management did not recommend an increase in the base salary of our Executive Vice President of Human Resources because he began his employment with us during the second quarter of 2006. The Compensation Committee accepted management’s recommendations, and our Board of Directors approved the recommended increases at its regularly scheduled meeting held on August 1, 2006.

The Compensation Committee and the Nominating and Corporate Governance Committee jointly reviewed the performance of our Chief Executive Officer during the third quarter of 2006. This evaluation included a review of all of the materials provided to the Compensation Committee in connection with its review and evaluation of the compensation of our executive officers and a separate discussion with our Chief Executive Officer regarding his performance and individual performance goals. Based on the strong performance of Watts, its evaluation of Mr. O’Keefe’s individual contributions in achieving that performance, and an analysis prepared by Watson Wyatt that placed Mr. O’Keefe’s total compensation in the lowest quartile compared to the total compensation paid to the chief executive officers of the companies in our peer group, the Compensation Committee approved a 15% increase in Mr. O’Keefe’s base salary to $635,000.

Annual Performance Bonus

Under the Executive Incentive Bonus Plan, each of our executive officers is eligible for an annual cash bonus. Corporate performance objectives are established during the first quarter of each fiscal year by our Chief Executive Officer and Chief Financial Officer in consultation with the Compensation Committee. The participants are generally assigned three objectives consisting of a sales objective, an economic value added, or EVA, objective, and an earnings objective. For purposes of our Executive Incentive Bonus Plan, EVA is defined as net operating profits after taxes minus a charge for the cost of capital necessary to generate those profits, excluding goodwill and intangible assets. High EVA correlates with high returns on invested capital. Our earnings objective consists of operating earnings excluding costs associated with our manufacturing restructuring plan. These objectives are intended to align the interests of our management with the interests of our stockholders. We believe that the capital markets evaluate companies in our industry based primarily on their ability to grow their businesses profitably while maintaining adequate returns on their invested capital. Our bonus objectives provide an incentive to management to maintain a balanced approach to growth, with equal emphasis on revenues, profitability and return on capital. If we are successful in meeting or exceeding our goals under these three objectives, we believe that this will lead to the creation of additional value for our stockholders.

In the event that an executive officer’s position is substantially tied to a business segment or unit, such officer’s goals with respect to each of the above described objectives may be based on the performance of such segment or unit. For 2006, Mr. O’Keefe’s and Mr. McCartney’s bonuses were based on the performance of our company as a whole, Mr. Martino’s and Mr. Lacourciere’s bonuses were based on the combined performance of our North America and China segments, and Mr. Cawte’s bonus was based on the performance of our Europe segment. In the discretion of the Compensation Committee, an executive officer may be assigned alternative goals based on individual performance objectives or alternative business objectives. For 2006, Mr. Cawte was assigned a working capital objective instead of an EVA objective because improved working capital management is a key element in increasing our EVA performance and management has targeted working capital management as an area for improvement within our Europe segment.

Each of our executive officers has a target bonus percentage expressed as a percentage of base salary, but actual bonus opportunity ranges from 0% to 200% of target depending on our performance with respect to the above described objectives. Each of the three company-wide objectives carries a percentage weight of 33 1/3% of the executive officer’s bonus. If participants are assigned alternative objectives, the Compensation Committee, in consultation with the Chief Executive Officer, determines the relative weight to be assigned to each objective. In determining Mr. Martino’s and Mr. Lacourciere’s bonuses for 2006, the sales and EVA objectives for our North America and China segments were each assigned a percentage weight of 25%, and the earnings objective was assigned a percentage weight of 50%. The Compensation Committee believes that the target bonus for each executive officer should generally allow such officer to achieve the midpoint in the total cash compensation range for similar positions at comparable companies when we achieve 100% of the performance objectives. Correspondingly, executive officers should receive total cash compensation above the midpoint of such range when we achieve greater than 100% of the performance objectives and below the midpoint of such range when we achieve less than 100% of the performance objectives.

For 2006, we set the following performance targets under our bonus objectives for the company as a whole:

Percentage of Target Bonus	Sales Objective	EVA Objective	Earnings Objective
0%	$924,346,000	$28,523,000	$107,600,000
100%	$1,084,000,000	$35,087,000	$113,000,000
200%	$1,138,200,000	$38,252,000	$118,650,000

For 2006, we exceeded 200% of each of the company-wide performance objective targets. Our actual results with respect to each company-wide performance objective for 2006 were as follows:

Sales	EVA	Earnings
$1,230,777,000	$44,428,000	$129,506,000

Because the Executive Incentive Bonus Plan limits the maximum bonus potential for each performance objective to 200% of the target bonus amount attributable to that objective, the percentages of the objectives achieved for purposes of the total bonus percentage calculations were each limited to 200%, for an aggregate bonus equal to 200% of the target bonus amount. Accordingly, Mr. O’Keefe and Mr. McCartney each earned 200% of his target bonus amount. For 2006, we achieved 200% of each of the earnings and EVA performance objectives for our North America and China segments and 171% of our sales objective. Based on the performance of our North America and China segments with respect to their performance objectives, Mr. Martino and Mr. Lacourciere each earned 192% of his target bonus amount.

For 2006, our Europe segment achieved 184% of its sales objective, 200% of its earnings objective and 4% of its working capital objective. As a result, Mr. Cawte earned 68% of his target bonus amount under the Executive Incentive Bonus Plan. At the request of our Chief Executive Officer, the Compensation Committee approved an additional discretionary bonus payment to Mr. Cawte in the amount of $50,333, which resulted in Mr. Cawte receiving 100% of his target bonus amount. The Compensation Committee determined that the discretionary bonus payment to Mr. Cawte was appropriate because our Europe segment did not achieve its working capital objective due in large part to our decision to increase inventory levels in Europe to protect against product shortages while we consolidated certain of our operations in Europe.

Stock Plans

We provided equity-based incentive compensation for executive officers during 2006 in the form of the purchase of restricted stock units under our Management Stock Purchase Plan and the grant of stock options and restricted stock awards under our 2004 Stock Incentive Plan. The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year vesting schedules for restricted stock units, stock options and restricted stock awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in equity provides management with an incentive to increase stockholder value over the long term.

Management Stock Purchase Plan.   Our Management Stock Purchase Plan is intended to provide an incentive for our executives to purchase and hold more of our class A common stock, thereby more closely aligning their interests with the interests of our stockholders. The Compensation Committee approves the participants in the Management Stock Purchase Plan based on recommendations made by senior management. Under the Management Stock Purchase Plan, participants may elect to receive restricted stock units in lieu of all or a portion of their pre-tax annual incentive bonus and, in some circumstances, make after-tax contributions up to 100% of the participant’s maximum bonus in exchange for restricted stock units. Participants are required to make an election no later than the last day of the fiscal year prior to the year in which such annual incentive bonus is earned. For 2006, Mr. O’Keefe, Mr. Martino and Mr. Cawte each elected to contribute 100% of their performance bonus to the purchase of restricted stock units, Mr. Lacourciere contributed 75% of his performance bonus to the purchase of restricted stock units, and Mr. McCartney contributed 50% of his performance bonus to the purchase of restricted stock units.

Each restricted stock unit represents the right to receive one share of class A common stock after a three-year vesting period, and a participant may elect to defer receipt of the underlying stock for an additional period of time after the end of the vesting period. The Management Stock Purchase Plan permits a participant to defer income and the taxes due thereon until the restricted stock units are converted to stock. Restricted stock units are granted at a discount of 33% from the closing sale price of our class A common stock on the date of grant. Under the terms of the Management Stock Purchase Plan, the date of grant is deemed to be the third business day after the date on which we release our year-end earnings to the public. The purpose for setting the grant date of restricted stock units three days following the release of our year-end earnings to the public is to ensure that we are using a date when the public markets have a maximum amount of information about our financial performance and have had a sufficient amount of time to understand and react to such information.

Stock Options and Restricted Stock Awards.   The Compensation Committee typically grants stock options and restricted stock awards under the 2004 Stock Incentive Plan once each year at its regularly scheduled third quarter meeting. Senior management provides recommendations to the Compensation Committee on the number of stock options and restricted stock awards to be granted to our executive officers and employees, other than our Chief Executive Officer. The Compensation Committee determines the number of stock options and restricted stock awards to be granted to our Chief Executive Officer. The

Compensation Committee evaluates the size of stock option grants and restricted stock awards based on similar factors as used to determine base salaries and annual bonuses, and also reviews information on the stock ownership of our executive officers and their compliance with our stock ownership guidelines and information on equity compensation plan dilution. Stock options and restricted stock are intended to align the interests of our executives with those of our stockholders by motivating them to achieve long-term strategic goals and thereby increase the value of our stock.

In 2006, we moved from granting only stock options to granting a mix of stock options and restricted stock. This shift reflects the competitive practice of providing a balanced approach to long-term incentive compensation. Our intention is that half of the value of an executive’s equity award should be in the form of stock options and half of the value should be in the form of restricted stock. Because recipients of restricted stock receive the full market value of their shares of restricted stock rather than just the amount of any appreciation in the value of our stock after the date of grant, a share of restricted stock is considered to have more value on the date of grant than an option to purchase a share of stock. The Compensation Committee has determined that one share of restricted stock is roughly equal in value to an option to purchase three shares of stock. Accordingly, the number of shares of restricted stock the Compensation Committee awarded to our executive officers is equal to one-third of the number of shares underlying their stock option grant. We will examine this ratio periodically to ensure that the intended value is being delivered appropriately through options and restricted stock.

Beginning in 2005, we adopted a practice that annual equity awards under the 2004 Stock Incentive Plan should be granted as of the third business day following the release of our most recent quarterly earnings to the public. The purpose for setting the grant date of stock options on a day following the release of our most recent quarterly earnings to the public is to ensure that we are using a date when the public markets have a maximum amount of information about our financial performance and have had a sufficient amount of time to understand and react to such information.

Stock options we grant under the 2004 Stock Incentive Plan may be either incentive or nonqualified options. In 2006, the Compensation Committee switched from granting incentive stock options to granting nonqualified stock options because the exercise of a nonqualified stock option results in a tax deduction for Watts that is not available in connection with the exercise of an incentive stock option. The stock options granted to our executive officers and employees in 2006 vest 25% per year over four years beginning with the first anniversary of the grant date. Under the 2004 Stock Incentive Plan, the exercise price for incentive stock option grants equals the market price of the class A common stock on the date of the grant with an exception for executives who own more than 10% of the combined voting power of our stock; for those employees, the exercise price is equal to 110% of the market price on the date of the grant. Under the 2004 Stock Incentive Plan, nonqualified stock options have an exercise price which may be no less than 50% of the market price on the date of the grant, although we have not granted any stock options under the 2004 Stock Incentive Plan with an exercise price below fair market value. We use the closing sale price of our class A common stock on the New York Stock Exchange on the date of grant to determine the exercise price of our stock options. Stock options granted under the 2004 Stock Incentive Plan generally vest 25% per year over four years beginning with the first anniversary of the grant date. The term of options under the 2004 Stock Incentive Plan is generally 10 years, with the exception of incentive stock option grants to owners of more than 10% of the combined voting power of our stock, in which case such grants terminate after five years. The Compensation Committee granted stock options for the purchase of an aggregate of 163,500 shares to 33 of our employees in 2006.

Restricted stock awarded under the 2004 Stock Incentive Plan vests 33 1/3% per year over three years beginning with the first anniversary of the date of grant. The restricted stock award is an outright grant of stock to our employees at no cost to the employee. The stock is issued in the employee’s name, the employee is able to vote the stock and the employee receives dividend payments on the stock. However, until the stock vests, the employee is not allowed to sell the stock, and any unvested shares of restricted stock are automatically forfeited back to Watts if the recipient’s employment is terminated other than as a result of death or disability. Unvested shares of restricted stock are held in the employee’s name in a special restricted account by our transfer agent in order to ensure that the shares are not sold prior to vesting and to facilitate transfer of unvested shares back to Watts in the event the recipient’s employment is terminated. When the shares of restricted stock vest, the vested shares are issued to the employee and are no longer subject to restrictions on transfer or forfeiture.  The Compensation Committee granted an aggregate of 54,500 shares of restricted stock to 33 of our employees in 2006.

Perquisites

We provide our executive officers with a limited number of perquisites as part of their compensation arrangements. The perquisites we provide are primarily designed to maintain our competitive position in attracting and retaining executive talent. Our executive officers are given a choice of receiving a cash automobile allowance or the use of an automobile leased by Watts. The amount of the automobile allowance or the maximum amount of the lease payments for the automobile used by each executive officer is determined by our Chief Executive Officer, and the Compensation Committee determines the maximum amount of our Chief Executive Officer’s automobile lease payments. We also pay maintenance expenses for the leased automobiles and provide automobile insurance coverage under our corporate umbrella policy. We believe that providing executives with a car allowance or leased automobile is a typical benefit provided to most executives at comparable companies.

We pay relocation expenses for newly hired executive officers whom we require to relocate as a condition to their employment by us. We also make tax gross-up payments to executives to cover income tax liability they incur as a result of our paying their relocation expenses. We believe that that this is a typical benefit offered by comparable companies to executives who are asked to relocate and that we would be at a competitive disadvantage in trying to attract executives who would need to relocate in order to work for us if we did not offer relocation assistance and a corresponding tax gross-up payment.

Employment Agreements

None of our executive officers has an employment agreement with us.

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide indemnity, including the advancement of expenses, to our directors and executive officers against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Post-Termination Compensation and Change in Control Arrangements

None of our executive officers has any arrangement that provides for severance payments.

We provide retirement benefits through a combination of a qualified defined benefit pension plan and a qualified defined contribution 401(k) plan for all of our full-time employees who are United States residents and a Nonqualified Deferred Compensation Plan for our employees whose base pay is $90,000 or more and whose participation in our 401(k) plan is subject to certain restrictions. Benefits under our pension plan are determined by years of service and compensation amounts. For benefits under the pension plan, 25 years is the maximum number of years of service participants in the plan can accrue. Pension benefits are determined generally based on the highest five consecutive years of compensation within the last ten years of service. Employees who retire early receive reduced benefits under the pension plan. We discuss other material terms of the pension plan later in this proxy statement under “Executive Compensation—Pension Benefits.”  Because benefits under our pension plan increase with an employee’s period of service and earnings, we believe the pension plan encourages our employees to make long-term commitments to Watts and thus serves as an important retention tool.

We also provide an unfunded nonqualified supplemental executive retirement plan, or Supplemental Plan. To the extent that any employee’s annual retirement benefits under the pension plan exceed the limitations imposed by the Internal Revenue Code, including the limitation on the amount of annual compensation that may be included for purposes of calculating a participant’s benefits (the limit was $220,000 for 2006), such excess benefits are paid from the Supplemental Plan. In addition, we also offer enhanced benefits under the Supplemental Plan to certain executive officers selected for participation by our Board of Directors, including Patrick S. O’Keefe, William C. McCartney, Ernest E. Elliott and Paul A. Lacourciere. We discuss the material terms of these enhanced benefits later in this proxy statement under “Executive Compensation—Pension Benefits.”  We believe the enhanced benefits provided under the Supplemental Plan are important in order to ensure the competitiveness of our post-employment compensation arrangements as compared to the companies in our peer group and as a retention tool for our key executives.

During 2006, employees whose annual base pay was $90,000 or more were not eligible to receive matching contributions from Watts for amounts they contributed to our 401(k) plan. In addition, contributions to the 401(k) plan by employees whose base pay exceeded $100,000 were limited to 4% of their eligible pay. As such, contributions by our executive officers to our 401(k) plan are limited to 4% of their eligible pay and they do not receive matching contributions from Watts. As an alternative, we provide a Nonqualified Deferred Compensation Plan, pursuant to which employees whose base pay for 2006 was $90,000 or more may defer up to 100% of their earnings on a pre-tax basis. Participant deferrals are credited to an account, which may earn returns based on the participant’s selection from a list of investments. The investments generally mirror those provided in our 401(k) plan. Watts does not provide any matching contributions for amounts deferred under the Nonqualified Deferred Compensation Plan. For additional information on our Nonqualified Deferred Compensation Plan, please see “Executive Compensation—Nonqualified Deferred Compensation” below.

Mr.  Cawte is not eligible to participate in the above described retirement benefit plans because he is not a resident of the United States. As an alternative, we provide Mr. Cawte with an annual payment equal to 16% of his combined base salary and performance bonus for him to invest in his personal retirement savings plan.

None of our executive officers is entitled to payment of any benefits upon a change in control of Watts, except that our 2004 Stock Incentive Plan, 1996 Stock Option Plan and Management Stock Purchase Plan provide that in connection with a change in control all unvested stock options, shares of restricted stock, and restricted stock units will become fully vested.

Stock Ownership Guidelines

The Compensation Committee monitors compliance with the stock ownership guidelines approved by the Compensation Committee for all executive officers and other members of senior management. These guidelines require our Chief Executive Officer to hold shares of our stock with a value of at least five times the amount of his base salary. Executive officers and certain other members of senior management are required to hold shares of our stock with a value of at least twice the amount of their base salary. In determining the number of shares owned by an executive, the Compensation Committee takes into account shares held directly, the vested shares underlying restricted stock units purchased by the executive under our Management Stock Purchase Plan and unvested shares of restricted stock but not stock options. Our officers are expected to comply with these requirements within five years of their election or appointment as an officer. The Compensation Committee evaluates compliance with these guidelines in connection with making its compensation decisions and recommendations at its regularly scheduled third quarter meeting. Compliance is typically measured based on stock ownership as of the last day of the second quarter. At the end of the second quarter of 2006, all of our executive officers who had been executive officers of Watts for five years or more were in compliance with our stock ownership guidelines.

The Compensation Committee may reduce or eliminate future stock awards to executive officers who fail to comply with the stock ownership guidelines.

Impact of Regulatory Requirements

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid in any taxable year to the company’s chief executive officer and the four other most highly compensated executive officers. However, certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Watts and its stockholders after taking into consideration changing business conditions and the performance of its employees. The Compensation Committee expects that the vast majority of compensation paid to our executive officers will be tax deductible.

EXECUTIVE COMPENSATION

Compensation Summary

The following table contains information with respect to the compensation for the fiscal year ended December 31, 2006 of our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers serving as executive officers at the end of the last completed fiscal year other than the Chief Executive Officer and Chief Financial Officer. We refer to the executive officers identified in this table as our “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus ($)		Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)		All Other Compensation ($)		Total ($)
Patrick S. O’Keefe	2006	579,667	—		548,485	320,435	1,143,000	(5)	458,727		25,706	(6)	3,076,020
President and Chief Executive Officer
William C. McCartney	2006	286,667	—		82,757	157,258	390,000	(7)	100,803		18,215	(8)	1,035,700
Chief Financial Officer and Treasurer
William D. Martino	2006	306,000	—		24,444	98,494	428,887	(9)	57,019		29,762	(10)	944,606
Chief Operating Officer and President of North American and Asian Operations
J. Dennis Cawte(11)	2006	297,685	50,101	(12)	84,604	95,231	105,891	(12)	—	(13)	101,578	(14)	735,090
Group Managing Director, Europe
Paul A. Lacourciere	2006	216,333	—		61,342	130,559	236,312	(15)	—	(16)	19,489	(17)	664,035
Executive Vice President of Manufacturing

          (1) The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123R of restricted stock awards under our 2004 Stock Incentive Plan and restricted stock units purchased under our Management Stock Purchase Plan and thus include amounts attributable to restricted stock awards and restricted stock units granted in and prior to 2006. The amounts in this column do not include any amounts attributable to restricted stock units purchased by the named executive officers in February 2007 using all or a portion of their fiscal 2006 bonus awards under the Executive Incentive Bonus Plan shown in the Non-Equity Incentive Plan Compensation column. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

          (2) The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123R and thus include amounts attributable to stock options granted in and prior to 2006 under our 2004 Stock Incentive Plan and 1996 Stock Option Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

          (3) The amounts shown in this column reflect amounts earned for 2006 performance under our Executive Incentive Bonus Plan. All or a portion of the amounts shown in this column have been converted to restricted stock units under our Management Stock Purchase Plan as of February 16, 2007. Each of the named executive officers made an election under the Management Stock Purchase Plan to receive restricted stock units (i) in lieu of a specified percentage or dollar amount of his 2006 incentive cash bonus or (ii) for a specified dollar amount up to 100% of his targeted maximum incentive cash bonus for 2006. Restricted stock units were awarded as of February 16, 2007 by dividing the named executive officer’s election amount by $25.73, which was 67% of $38.40, the closing price of our class A common stock on February 16, 2007. Each restricted stock unit vests in three equal annual installments beginning one year after the date of grant. At the end of the deferral period specified by the named executive officer under the Management Stock Purchase Plan, we will issue one share of class A common stock for each vested restricted stock unit. Cash dividends equivalent to those paid on our class A common stock will be credited to the named executive officer’s account for non-vested restricted stock units and will be paid in cash to such person when such restricted stock units become vested. Such dividends will also be paid in cash to individuals for vested restricted stock units held during any deferral period.

          (4) The amounts shown in this column reflect the aggregate change in actuarial present value of the named executive officer’s accumulated benefit under our Pension Plan and our Supplemental Plan from October 1, 2005 to September 30, 2006, our pension plan measurement dates used for financial reporting purposes. The amounts shown in this column do not reflect the amounts recognized for financial statement reporting purposes. Mr. O’Keefe and Mr. Lacourciere have deferred compensation under our Nonqualified Deferred Compensation Plan, but they did not earn above-market or preferential returns on these amounts during 2006.

          (5) Mr. O’Keefe elected to receive 44,422 restricted stock units in lieu of receiving his entire annual bonus of $1,143,000.

          (6) The amount indicated for Mr. O’Keefe in the All Other Compensation column consists of automobile lease and maintenance payments, term life and accidental death and dismemberment insurance premiums, the incremental cost to Watts of sport event tickets used by Mr. O’Keefe, and the cost of a comprehensive annual physical examination. The cost of each of these items is as follows:

Automobile lease payments	$17,980
Automobile maintenance expenses	$1,798
Term life and AD&D insurance premiums	$3,420
Sport event tickets	$256
Annual physical examination	$2,252

          (7) Mr. McCartney elected to receive 7,578 restricted stock units in lieu of 50% of his annual bonus of $390,000, or $195,000.

          (8) The amount indicated for Mr. McCartney in the All Other Compensation column consists of automobile lease and maintenance payments, term life and accidental death and dismemberment insurance premiums, and the incremental cost to Watts of sport event tickets used by Mr. McCartney. The cost of each of these items is as follows:

Automobile lease payments	$14,031
Automobile maintenance expenses	$252
Term life and AD&D insurance premiums	$3,420
Sport event tickets	$512

          (9) Mr. Martino elected to receive 16,668 restricted stock units in lieu of receiving his entire annual bonus of $428,887.

    (10) The amount indicated for Mr. Martino in the All Other Compensation column consists of automobile lease and maintenance payments, term life and accidental death and dismemberment insurance premiums, relocation expenses reimbursed by Watts, and amounts paid to Mr. Martino as a gross-up to cover his income tax liability with respect to the payment of his relocation expenses. The cost of each of these items is as follows:

Automobile lease payments	$13,782
Automobile maintenance expenses	$1,301
Term life and AD&D insurance premiums	$2,052
Relocation expenses	$8,749
Tax gross-up for relocation expenses	$3,878

    (11) The dollar amounts shown for Mr. Cawte under the Salary, Bonus, Non-Equity Incentive Plan Compensation and All Other Compensation columns have been converted from British pounds into U.S. dollars based on the conversion rate of 1.9499 U.S dollars for one British pound as of February 16, 2007.

    (12) Mr. Cawte elected to receive 6,062 restricted stock units in lieu of receiving his entire annual bonus (including amounts earned under the Executive Incentive Bonus Plan and his discretionary bonus payment). The number of restricted stock units awarded to Mr. Cawte was determined based on the conversion rate of 1.9499 U.S. dollars for one British pound as of February 16, 2007, the grant date of restricted stock units under the Management Stock Purchase Plan.

    (13) Mr. Cawte is not eligible to participate in our Pension Plan or our Supplemental Plan because he is not a resident of the United States.

    (14) The amount indicated for Mr. Cawte in the All Other Compensation column consists of an automobile allowance, and an annual amount paid to Mr. Cawte for investment in his personal retirement savings plan. The cost of each of these items is as follows:

Automobile allowance	$26,031
Retirement plan payment	$75,547

    (15) Mr. Lacourciere elected to receive 6,888 restricted stock units in lieu of 75% of his annual bonus of $236,312, or $177,234.

    (16) During 2006, the aggregate value of Mr. Lacourciere’s accumulated benefit under the Pension Plan and the Supplemental Plan decreased by $15,187.

    (17) The amount indicated for Mr. Lacourciere in the All Other Compensation column consists of automobile lease and maintenance payments, and term life and accidental death and dismemberment insurance premiums. The cost of each of these items is as follows:

Automobile lease payments	$15,757
Automobile maintenance expenses	$312
Term life and AD&D insurance premiums	$3,420

Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made during 2006 to the named executive officers.

2006 GRANTS OF PLAN-BASED AWARDS

		Date of Compensation				Stock Awards:		Option Awards:		Grant Date
		Committee or Board of	Estimated Possible Payouts Under			Number of Shares of		Number of Securities	Exercise or Base Price	Fair Value of Stock
	Grant	Directors	Non-Equity Incentive Plan Awards			Stock or		Underlying	of Option	and Option
Name	Date(1)	Action	Threshold($)	Target($)	Maximum($)	Units (#)		Options (#)	Awards ($/Sh)	Awards ($)(2)
Patrick S. O’Keefe	2/6/06	2/6/06	0	571,500	1,143,000	—		—	—	—
	2/10/06	—	—	—	—	27,942	(3)	—	—	380,011
	8/4/06	7/31/06	—	—	—	8,333		—	—	293,322
	8/4/06	7/31/06	—	—	—	—		25,000	35.20	337,500
William C. McCartney	2/6/06	2/6/06	0	195,000	390,000	—		—	—	—
	2/10/06	—	—	—	—	5,419	(4)	—	—	73,698
	8/4/06	8/1/06	—	—	—	4,167		—	—	146,678
	8/4/06	8/1/06	—	—	—	—		12,500	35.20	168,750
William D. Martino	2/6/06	2/6/06	0	222,600	445,200	—		—	—	—
	8/4/06	8/1/06	—	—	—	5,000		—	—	176,000
	8/4/06	8/1/06	—	—	—	—		15,000	35.20	202,500
J. Dennis Cawte	2/6/06	2/6/06	0	155,992	311,984	—		—	—	—
	2/10/06	—	—	—	—	8,031	(5)	—	—	109,222
	8/4/06	8/1/06	—	—	—	2,500		—	—	88,000
	8/4/06	8/1/06	—	—	—	—		7,500	35.20	101,250
Paul A. Lacourciere	2/6/06	2/6/06	0	122,650	245,300	—		—	—	—
	2/10/06	—	—	—	—	3,380	(6)	—	—	45,968
	8/4/06	8/1/06	—	—	—	3,333		—	—	117,322
	8/4/06	8/1/06	—	—	—	—		10,000	35.20	135,000

(1)                The February 6, 2006 awards were granted under the Executive Incentive Bonus Plan, the February 10, 2006 awards were granted under the Management Stock Purchase Plan, and the August 4, 2006 awards were granted under the 2004 Stock Incentive Plan.

(2)                The amounts shown in this column represent the grant date fair value of each equity award as determined in accordance with FAS 123R.

(3)                Mr. O’Keefe received 27,942 restricted stock units in lieu of receiving his entire fiscal 2005 bonus of $652,188.

(4)                Mr. McCartney received 5,419 restricted stock units in lieu of receiving 50% of his fiscal 2005 bonus of $252,980, or $126,490.

(5)                Mr. Cawte received 8,031 restricted stock units in lieu of receiving his entire fiscal 2005 bonus of $187,463.

(6)                Mr. Lacourciere received 3,380 restricted stock units in lieu of receiving 75% of his fiscal 2005 bonus of $105,500, or $79,125.

The Compensation Committee approved the participants in our Executive Incentive Bonus Plan for fiscal 2006 at a meeting held on February 6, 2006, which we have indicated as the grant date of the non-equity incentive plan awards under our Executive Incentive Bonus Plan. The target amounts shown under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column reflect the payments that would have been made to the named executive officers if we had achieved 100% of each of the performance objectives under the Executive Incentive Bonus Plan. The maximum amounts are 200% of such target amounts. Participants in the Executive Incentive Bonus Plan would have received no bonus payments if we had not exceeded the threshold performance levels under any of the three performance objectives. Target bonus amounts under the Executive Incentive Bonus Plan are determined as a percentage of base salary. For 2006, the target bonus amounts as a percentage of base salary for each of the named executive officers were 90% for Mr. O’Keefe, 65% for Mr. McCartney, 70% for Mr. Martino, 50% for Mr. Cawte, and 55% for Mr. Lacourciere. As discussed above under “Compensation Discussion and Analysis—Elements of Compensation—Annual Performance Bonus,” Mr. O’Keefe and Mr. McCartney each received the maximum bonus payment under the Executive Incentive Bonus Plan for 2006, Mr. Martino and Mr. Lacourciere each received 192% of his target bonus, and Mr. Cawte received 68% of his target bonus.

Under the terms of our Management Stock Purchase Plan, the grant date for restricted stock units purchased by our executives is deemed to be the third business day after the date on which we release our year-end earnings to the public. We released our 2005 earnings to the public on February 7, 2006, and the date of grant of the restricted stock units was February 10, 2006. The number of restricted stock units shown under the Stock Awards column reflects the number of shares purchased by the named executive officers out of their bonus payments earned for fiscal 2005 under the Executive Incentive Bonus Plan. Each of the named executive officers other than Mr. Martino made an election under the Management Stock Purchase Plan prior to December 31, 2004 to receive restricted stock units in lieu of a specified percentage or dollar amount of his cash bonus for fiscal 2005 under the Executive Incentive Bonus Plan. Mr. Martino did not participate in the Management Stock Purchase Plan for fiscal 2005 because he began his employment with us in November 2005. The number of restricted stock units was determined by dividing the named executive officer’s election amount by $23.34, which was 67% of $34.83, the closing sale price of our class A common stock on February 10, 2006. The restricted stock units vest in three equal annual installments beginning one year after the date of grant. At the end of the deferral period specified by the named executive officer under the Management Stock Purchase Plan, we will issue one share of class A common stock for each vested restricted stock unit. Cash dividends, equivalent to those paid on our class A common stock will be credited to the named executive officer’s account for non-vested restricted stock units and will be paid in cash to the named executive officer when such restricted stock units become vested. Dividends will also be paid in cash to individuals for vested restricted stock units held during any deferral period.

The Compensation Committee has adopted a practice that our annual awards of stock options and restricted stock should be granted as of the third business day following the release of our most recent quarterly earnings to the public. The purpose for setting the grant date of stock options on a day following the release of our most recent quarterly earnings to the public is to ensure that we are using a date when the public markets have a maximum amount of information about our financial performance and have had a sufficient amount of time to understand and react to such information. On July 31, 2006, the Compensation Committee approved the grant of stock options and restricted stock as of the third business day following the release of our second quarter earnings to the public. Our second quarter earnings press release was issued on August 1, 2006, and the date of grant of the stock options and restricted stock awards for fiscal 2006 was August 4, 2006. The exercise price of the stock options is $35.20, which was the closing sale price of our class A common stock on August 4, 2006. All stock options and restricted stock awards were granted under our 2004 Stock Incentive Plan. The stock options vest over four years at the rate of 25% per year beginning on the first anniversary of the date of grant. Vested stock options terminate upon the earlier of six months following termination of employment, subject to certain exceptions, or ten years from the date of grant. The restricted stock awards vest over three years at a rate of 33 1/3% each year beginning on the first anniversary of the date of grant. Unvested shares of restricted stock are automatically forfeited upon termination of an executive officer’s employment for any reason other than death or disability.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options and unvested restricted stock and restricted stock units held by the named executive officers as of December 31, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Patrick S. O’Keefe	40,000	10,000	(2)	15.75	7/24/12	—		—
	30,000	20,000	(2)	17.50	8/6/13	—		—
	25,000	25,000	(3)	25.02	8/3/14	—		—
	12,500	37,500	(3)	32.07	8/5/15	—		—
	—	25,000	(3)	35.20	8/4/16	—		—
	—	—		—	—	8,334	(4)	342,611
	—	—		—	—	9,484	(5)	389,887
	—	—		—	—	20,972	(6)	862,159
	—	—		—	—	8,333	(7)	342,570
	—	—		—	—	27,942	(8)	1,148,696
William C. McCartney	5,000	—		11.375	7/25/10	—		—
	25,000	—		15.45	8/20/11	—		—
	20,000	5,000	(2)	15.75	7/24/12	—		—
	15,000	10,000	(2)	17.50	8/6/13	—		—
	12,500	12,500	(3)	25.02	8/3/14	—		—
	6,250	18,750	(3)	32.07	8/5/15	—		—
	—	12,500	(3)	35.20	8/4/16	—		—
	—	—		—	—	2,250	(5)	92,498
	—	—		—	—	4,240	(6)	174,306
	—	—		—	—	4,167	(7)	171,305
	—	—		—	—	5,419	(8)	222,775
William D. Martino	7,500	22,500	(3)	27.81	11/3/15	—		—
	—	15,000	(3)	35.20	8/4/16	—		—
	—	—		—	—	5,000	(7)	205,550

J. Dennis Cawte	4,000	—		13.40	10/10/11	—		—
	8,000	2,000	(2)	15.75	7/24/12	—		—
	9,000	6,000	(2)	17.50	8/6/13	—		—
	7,500	7,500	(3)	25.02	8/3/14	—		—
	3,750	11,250	(3)	32.07	8/5/15	—		—
	—	7,500	(3)	35.20	8/4/16	—		—
	—	—		—	—	2,900	(5)	119,219
	—	—		—	—	3,634	(6)	149,394
	—	—		—	—	2,500	(7)	102,775
	—	—		—	—	8,031	(8)	330,154
Paul A. Lacourciere	2,000	—		11.375	7/25/10	—		—
	4,000	—		15.45	8/20/11	—		—
	4,000	4,000	(2)	15.75	7/24/12	—		—
	6,000	8,000	(2)	17.50	8/6/13	—		—
	5,000	10,000	(3)	25.02	8/3/14	—		—
	2,500	15,000	(3)	32.07	8/5/15	—		—
	—	10,000	(3)	35.20	8/4/16	—		—
	—	—		—	—	2,150	(5)	88,387
	—	—		—	—	2,992	(6)	123,001
	—	—		—	—	3,333	(7)	137,020
	—	—		—	—	3,380	(8)	138,952

(1)          In accordance with SEC rules, the market value of unvested shares of restricted stock and restricted stock units is determined by multiplying the number of such shares and units by $41.11, the closing market price of our class A common stock on December 29, 2006 (the last trading day prior to December 31, 2006).

(2)          The stock options were granted under the 1996 Stock Option Plan and vest 20% per year beginning on the first anniversary of the date of grant. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
7/25/10	7/25/00
8/20/11	8/20/01
10/10/11	10/10/01
7/24/12	7/24/02
8/6/13	8/6/03

(3)          The stock options were granted under the 2004 Stock Incentive Plan and vest 25% per year beginning on the first anniversary of the date of grant. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date
8/3/14	8/3/04
8/5/15	8/5/05
8/4/16	8/4/06

(4)          Consists of shares of restricted stock awarded under the 2004 Stock Incentive Plan, which will vest on June 11, 2007.

(5)          Consists of restricted stock units purchased under the Management Stock Purchase Plan, which vested on February 27, 2007.

(6)          Consists of restricted stock units purchased under the Management Stock Purchase Plan, 33 1/3% of which vested on February 28, 2007 and 33 1/3% of which will vest on February 28, 2008.

(7)          Consists of shares of restricted stock awarded under the 2004 Stock Incentive Plan, which will vest 33 1/3% per year beginning on August 4, 2007.

(8)          Consists of restricted stock units purchased under the Management Stock Purchase Plan, 33 1/3% of which vested on February 10, 2007, 33 1/3% of which will vest on February 10, 2008 and 33 1/3% of which will vest on February 10, 2009.

Option Exercises and Stock Vested

The following table shows amounts received by the named executive officers upon exercise of stock options and vesting of restricted stock and restricted stock units during 2006.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Patrick S. O’Keefe	—	—	28,303	605,525	(4)
William C. McCartney	16,245	300,370	10,623	237,215	(5)
William D. Martino	—	—	—	—
J. Dennis Cawte	—	—	6,053	119,854	(6)
Paul A. Lacourciere	23,500	535,755	6,184	130,809	(7)

(1)          Reflects shares of class A common stock underlying restricted stock units purchased under the Management Stock Purchase Plan and shares awarded as restricted stock under the 2004 Stock Incentive Plan.

(2)          Represents the difference between the exercise price and the fair market value of our class A common stock on the date of exercise.

(3)          The value realized on vesting of restricted stock awards is determined by multiplying the number of shares that vested by the fair market value of our class A common stock on the vesting date. The value realized on vesting of restricted stock units represents the difference between the purchase price paid by the named executive officer for the vesting shares and the fair market value of our class A common stock on the vesting date.

(4)          Pursuant to the Management Stock Purchase Plan, Mr. O’Keefe elected to defer receipt of shares representing $198,974 of the value recognized on vesting until February 27, 2007 and shares representing $141,561 of the value recognized on vesting until February 28, 2008.

(5)          Pursuant to the Management Stock Purchase Plan, Mr. McCartney elected to defer receipt of shares representing $47,205 of the value recognized on vesting until February 27, 2007 and shares representing $28,620 of the value recognized on vesting until February 28, 2008.

(6)          Pursuant to the Management Stock Purchase Plan, Mr. Cawte has elected to defer receipt of shares representing $60,842 of the value recognized on vesting until February 27, 2007 and shares representing $24,530 of the value recognized on vesting until February 28, 2008.

(7)          Pursuant to the Management Stock Purchase Plan, Mr. Lacourciere has elected to defer receipt of shares representing $45,107 of the value recognized on vesting until February 27, 2007 and shares representing $20,196 of the value recognized on vesting until February 28, 2008.

Pension Benefits

We maintain two defined benefit plans. The Watts Water Technologies, Inc. Pension Plan, which we refer to as the Pension Plan, provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The Watts Water Technologies, Inc. Supplemental Employees Retirement Plan, which we refer to as the Supplemental Plan, provides several levels of benefits. The Supplemental Plan provides additional monthly benefits to (i) a select group of key executives, (ii) individuals who were projected to receive reduced benefits as a result of changes made to the Pension

Plan to comply with the Tax Reform Act of 1986 under Tier 2, and (iii) executives who will be affected by IRS and other plan-specific limits on Pension Plan Compensation. Details of these provisions are described in full below.

The 2006 Pension Benefits Table shows the named executive officers’ number of years of Benefit Service, present value of accumulated benefit and payments during the last fiscal year under each of the plans. The following questions and answers provide you with information on the Pension Plan and the Supplemental Plan to assist you in understanding the 2006 Pension Benefits Table.

What does the term “Present Value of Accumulated Benefit” mean?

The “Present Value of Accumulated Benefit” is the lump-sum value as of September 30, 2006 of the annual pension benefit earned as of September 30, 2006 payable under a plan for the executive’s life beginning on the named executive officer’s normal retirement age, reflecting current Benefit Service, current Final Average Compensation, and current statutory and plan-specific benefit and pay limits. We use September 30, 2006 as the pension plan measurement date in our audited consolidated financial statements for the year ended December 31, 2006. The normal retirement age is defined as age 65 under the Pension Plan and Tiers 2, 3 and 4 of the Supplemental Plan, and is defined as age 62 under Tiers 1-T, 1 and 1-A of the Supplemental Plan, as described below. Certain assumptions were used to determine the lump-sum value and to determine the annual pension that is payable beginning at normal retirement age. Those assumptions are described immediately following the 2006 Pension Benefits Table.

Pension Plan

What are the material terms and conditions of the Pension Plan?

The eligibility requirements of the Pension Plan are attainment of age 21 and one year of service of 1,000 or more hours. The Pension Plan provides for monthly benefits to, or on behalf of, each covered employee at age 65 and has provisions for early retirement after ten years of service and attainment of age 55 and surviving spouse benefits after five years of service. Covered employees who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Pension Plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

The annual normal retirement benefit for employees under the Pension Plan is 1.67% of Final Average Compensation (generally the highest five consecutive years of the last ten) multiplied by years of Benefit Service (maximum 25 years), reduced by the Maximum Offset Allowance (as defined in the Pension Plan). For employment terminations after the 2001 plan year, annual compensation in excess of $200,000 per year (subject to cost of living adjustments) is disregarded under the Pension Plan for all purposes. For plan year 2006, this limit is $220,000. Compensation recognized under the Pension Plan includes base salary and annual cash bonus.

In addition, benefits provided under the Pension Plan may not exceed an annual benefit limit under the Internal Revenue Code. In 2006, this limit was $175,000 payable as a single life annuity beginning at normal retirement age in 2006.

Are the named executive officers eligible for unreduced pensions at any age before normal retirement age?

Participants may retire early at age 55 with 10 years of service. However, pension benefits under the Pension Plan are reduced for commencement prior to normal retirement age (age 65). Pension benefits are reduced by 5/9ths of 1% for each of the first 60 months and by 5/18ths of 1% for each of the next 60 months by which commencement of benefits precedes the normal retirement date.

What are the specific elements of compensation included in applying the payment and benefit formula?

For the Pension Plan, compensation means the total compensation payable by Watts as reportable to the Federal Government for income tax purposes on Form W-2. Compensation also includes contributions to our 401(k) plan and any salary deferrals under our health care or dependent care reimbursement plans. Compensation does not include contributions made under the salary deferral agreements in conjunction with the Nonqualified Deferred Compensation Plan and the Management Stock Purchase Plan. In addition, compensation does not include stock awards, options or other taxable fringe benefits.

What is our policy with regard to granting extra years of benefit service?

An eligible employee earns one year of benefit service for each plan year in which he completes 1,000 hours of service. Additional years of benefit service are not granted to participants in this plan, and no extra years of service have been granted to the named executive officers. Their respective years of benefit service are included in the 2006 Pension Benefits Table.

Are lump sums available?

Lump sums are generally only available on de minimis amounts (under $5,000). Based on current benefit levels, the named executive officers’ benefits are only payable in the form of an annuity with monthly benefit payments.

Why do we have a Pension Plan?

The Pension Plan was designed to provide tax-qualified pension benefits to employees. Because benefits under our Pension Plan increase with an employee’s period of service and earnings, we believe the Pension Plan encourages our employees to make long-term commitments to Watts and thus serves as an important retention tool.

Is the Pension Plan funded?

Yes. Benefits under the Pension Plan are funded by an irrevocable tax-exempt trust held at Citigroup Institutional Trust Company. An executive’s benefits under the Pension Plan are payable from the assets held by the tax-exempt trust.

Supplemental Plan

What are the material terms and conditions of the Supplemental Plan?

The Supplemental Plan provides additional monthly benefits to (i) a select group of key executives under Tier 1-T, Tier 1, or Tier 1-A, (ii) individuals who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986 under Tier 2, and (iii) executives who will be affected by IRS and other plan-specific limits on Pension Plan Compensation under Tier 3 or Tier 4. With regard to the latter, Tier 3 of the Supplemental Plan includes any compensation actually paid in excess of the statutory qualified Pension Plan limit, while Tier 4 includes any amounts of deferred compensation that would otherwise have been treated as pensionable wages under the qualified Pension Plan.

As approved by the Board of Directors, key executives in the select group under item (i) above may be eligible for Tier 1-T, Tier 1, or Tier 1-A benefits.

Tier 1-T benefits are provided to a select group of key executives, including Mr. O’Keefe.  The annual benefit under this Tier payable at normal retirement is equal to the difference between (1) 3.00% of the highest three-year Average Compensation multiplied by years of service, to a maximum of 50% of Average Compensation and (2) the annual benefit payable under the Pension Plan described above. Normal retirement under this Tier is age 62.

Tier 1 benefits are provided to a select group of key executives, including Mr. McCartney. The annual benefit under this Tier payable at normal retirement is equal to the difference between (1) 2% of the highest three-year Average Compensation multiplied by years of service up to ten years, plus 3% of Average Compensation times years of service in excess of ten years (but not to exceed a total of 20 years), to a maximum of 50% of Average Compensation and (2) the annual benefit payable under the Pension Plan described above. Normal retirement under this Tier is age 62.

Tier 1-A benefits are provided to a select group of key executives, including Mr. Lacourciere. The annual benefit payable under this Tier payable at normal retirement is equal to the difference between (1) 1.75% of the highest three-year Average Compensation multiplied by years of service up to ten years, plus 2.25% of Average Compensation times years of service in excess of ten years (but not to exceed a total of 20 years), to a maximum of 40% of Average Compensation and (2) the annual benefit payable under the Pension Plan described above. Normal retirement under this Tier is age 62.

Tier 2 benefits are provided to individuals not covered under Tier 1-T, Tier 1 or Tier 1-A who were projected to receive reduced benefits as a result of changes made to the Pension Plan to comply with the Tax Reform Act of 1986. The annual normal retirement benefit payable under this Tier is equal to the difference between (1) the pre-Tax Reform Act formula of 45% of Final Average Compensation less 50% of the participant’s Social Security Benefit, the result prorated for years of service less than 25, and (2) the Pension Plan formula above. For the 2006 Plan Year, Annual Compensation in excess of $409,000 is disregarded for all purposes under Tier 2 of the Supplemental Plan. None of the named executive officers are eligible for a benefit under Tier 2 of the Supplemental Plan.

Tier 3 and Tier 4 benefits are provided to individuals not covered under Tier 1-T, Tier 1, Tier 1-A or Tier 2 who will be affected by IRS or other plan-specific limits on Pension Plan compensation. The annual normal retirement benefit payable under these Tiers is based on the Pension Plan formula set forth above, with Annual Compensation in excess of $327,200 disregarded. Compensation recognized under the Supplemental Plan is W-2 pay, including amounts deferred under the Management Stock Purchase Plan, the Nonqualified Deferred Compensation Plan, and pursuant to Sections 401(k) and 125 of the Internal Revenue Code, but excluding income realized upon the exercise of stock options. Mr. Martino has accrued benefits under Tier 3 of the Supplemental Plan.

Mr. Cawte is not a United States resident and, as such, he does not participate in either the Pension Plan or the Supplemental Plan.

Are the named executive officers eligible for unreduced pensions at any age before normal retirement age?

Participants may retire early at age 55 with 10 years of service. However, pension benefits under the Supplemental Plan are reduced for commencement prior to normal retirement age. The normal retirement age is defined as age 65 under Tiers 2, 3 and 4 of the Supplemental Plan, and is defined as age 62 under Tiers 1-T, 1 and 1-A of the Supplemental Plan. As such, Messrs. O’Keefe, McCartney, and Lacourciere are eligible for an unreduced Supplemental Plan benefit at age 62. Pension benefits are reduced by 5/9ths of 1% for each of the first 60 months (24 months for Tiers 1-T, 1 and 1-A) and by 5/18ths of 1% for each of the next 60 months by which commencement of benefits precedes the normal retirement date.

What are the specific elements of compensation included in applying the payment and benefit formula?

For the Supplemental Plan, Compensation means the total compensation payable by Watts as reportable to the Federal Government for income tax purposes on Form W-2. Compensation also includes contributions to the Watts 401(k) plan and any salary deferrals under our health care or dependent care reimbursement plans. Compensation also includes contributions made under the salary deferral agreements in conjunction with the Nonqualified Deferred Compensation Plan and the Management Stock Purchase Plan. Compensation does not include stock awards, options, or other taxable fringe benefits. For benefits under Tiers 2, 3 and 4, compensation is subject to the annual limits described above. For benefits under Tiers 1-T, 1 and 1-A, compensation is not limited.

Is the Supplemental Plan funded?

No. The Supplemental Plan is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Supplemental Plan are general unsecured creditors of Watts with respect to the payment of their Supplemental Plan benefits.

Why do we have a Supplemental Plan?

The Supplemental Plan provides participants with benefits that may not be provided under the Qualified Plan because of the limits on compensation and benefits. Subject to Compensation Committee approval, for a select group of key executives the Supplemental Plan also provides additional benefits and more favorable early retirement provisions in order to provide competitive retirement benefits for these executives.

What is our policy with regard to granting extra years of Benefit Service?

Our policy with respect to the Supplemental Plan is identical to our policy with respect to the Pension Plan, as stated above.

Are lump sums available?

No. A participant’s benefits are only payable in the form of an annuity with monthly benefit payments.

2006 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Patrick S. O’Keefe	Pension Plan	4.95	62,187	—
	Tiers 3 & 4 of Supplemetal Plan	4.95	68,840	—
	Tier 1-T of Supplemental Plan	4.95	1,045,419	—
	Total		1,176,446	—
William C. McCartney	Pension Plan	22	321,500	—
	Tiers 3 & 4 of Supplemetal Plan	22	178,145	—
	Tier 1 of Supplemental Plan	20	1,145,514	—
	Total		1,645,159	—
William D. Martino	Pension Plan	1.38	34,591	—
	Tier 3 of Supplemental Plan	1.38	22,428	—
	Total		57,019	—
J. Dennis Cawte	—	—	—	—
Paul A. Lacourciere	Pension Plan	21	292,300	—
	Tiers 3 & 4 of Supplemetal Plan	21	142,064	—
	Tier 1-A of Supplemental Plan	20	515,647	—
	Total		950,011	—

(1)          The assumptions regarding the calculation of the present value of the accumulated benefit are as follows:

•       Measurement Date: September 30, 2006

•       Interest Rate for Present Value: 5.875%

•       Mortality (Pre Commencement): None

•       Mortality (Post Commencement): RP-2000 Healthy Participant Mortality Table, Male Rates

•       Withdrawal and disability rates:  None

•       Retirement rates: None prior to normal retirement age

•       Normal Retirement Age: Age 65 under Pension Plan, Supplemental Plan Tiers 3 and 4; Age 62 under Supplemental Plan Tiers 1-T, 1 and 1-A

•       Accumulated benefit is calculated based on Benefit Service and Compensation as of September 30, 2006

•       All results shown are estimates only; actual benefits will be based on data, pay and service at time of retirement

Nonqualified Deferred Compensation

Our Nonqualified Deferred Compensation Plan is available to all of our employees whose annual compensation is greater than $90,000, including the named executive officers. Of the named executive officers, only Mr. O’Keefe and Mr. Lacourciere have deferred compensation under the Nonqualified Deferred Compensation Plan, and only Mr. Lacourciere deferred compensation under the plan during 2006. Participants may defer up to 100% of base salary and bonus prior to the year in which the compensation will be earned. Participant deferrals are credited to an account, which may earn returns based on the participant’s selection from a list of hypothetical investments. The investments generally mirror those provided in our 401(k) plan. The allocation of hypothetical investments may be changed once each year. The Nonqualified Deferred Compensation Plan is unfunded and therefore subject to the claims of creditors. We do not make any matching contributions to the Nonqualified Deferred Compensation Plan.

Generally, account balances under the Nonqualified Deferred Compensation Plan may be paid at the earliest of termination of employment, normal retirement, early retirement, or becoming disabled as a lump sum or systematic installments over ten years. Account balances may be distributed prior to retirement only in the event of a financial hardship due to an unforeseeable emergency, but not in excess of the amount needed to meet the hardship. Distributions from the Nonqualified Deferred Compensation Plan to our officers cannot be made until at least six months after termination of employment.

2006 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Patrick S. O’Keefe	—		—	17,871	—	171,863
William C. McCartney	—		—	—	—	—
William D. Martino	—		—	—	—	—
J. Dennis Cawte	—		—	—	—	—
Paul A. Lacourciere	15,618	(2)	—	8,713	—	98,551

(1)          These amounts are not included in the Summary Compensation Table as they do not represent above-market or preferential earnings.

(2)          The amount shown in this column for Mr. Lacourciere is included in the amount shown for Mr. Lacourciere in the Salary column of the Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

None of our executive officers has any arrangement that provides for severance payments. Under our 2004 Stock Incentive Plan, upon the termination of employment of an executive officer for any reason other than death or disability, all unvested stock options immediately terminate and unvested shares of restricted stock are automatically forfeited back to Watts. If the executive officer’s employment is terminated for cause, all stock options immediately terminate regardless of whether they are vested or unvested. If an executive officer’s employment is terminated by reason of death or disability, all unvested stock options and shares of restricted stock immediately vest in full and may be exercised for a period of twelve months from the date of such termination of employment. Under our 1996 Stock Option Plan, upon termination of employment of an executive officer by reason of retirement or death or disability, stock options that were vested on the date of such termination of employment may be exercised for a period of three months from the date of termination. If an executive officer’s employment is terminated for any other reason, all stock options granted under the 1996 Stock Option Plan terminate immediately regardless of whether they are vested or unvested.

None of our executive officers is entitled to payment of any benefits upon a change in control of Watts, except that our 2004 Stock Incentive Plan, 1996 Stock Option Plan and Management Stock Purchase Plan provide that in connection with a change in control all unvested stock options, shares of restricted stock, and restricted stock units will become fully vested. As of December 31, 2006, the named executive officers held the following unvested stock options, shares of restricted stock, and restricted stock units that would become fully vested upon a change in control.

Name	Number of Shares Underlying Unvested Options (#)	Value of Unvested Options ($)(1)	Number of Shares of Unvested Restricted Stock (#)	Value of Unvested Restricted Stock ($)(2)	Number of Shares Underlying Unvested Restricted Stock Units (#)	Value of Unvested Restricted Stock Units ($)(3)
Patrick S. O’Keefe	117,500	1,614,800	16,667	685,181	58,398	1,134,318
William C. McCartney	58,750	797,400	4,167	171,305	11,909	233,758
William D. Martino	37,500	387,900	5,000	205,550	—	—
J. Dennis Cawte	34,250	459,080	2,500	102,775	14,565	285,407
Paul A. Lacourciere	47,000	645,920	3,333	137,020	8,522	171,464

(1)          The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $41.11, the closing market price of our class A common stock on December 29, 2006 (the last trading day prior to December 31, 2006), and then deducting the aggregate exercise price for these options.

(2)          The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $41.11, the closing market price of our class A common stock on December 29, 2006 (the last trading day prior to December 31, 2006).

(3)          The value of unvested restricted stock units was calculated by multiplying the number of shares underlying unvested restricted stock units by $41.11, the closing market price of our class A common stock on December 29, 2006 (the last trading day prior to December 31, 2006), and then deducting the aggregate purchase price paid for these restricted stock units.

The following table shows the value of incremental benefits that would have been received by the named executive officers under the Pension Plan and the Supplemental Plan in the event their employment terminated as of December 31, 2006 in connection with a change in control of Watts, voluntary termination, early retirement, death or disability, involuntary termination with cause, and involuntary termination without cause. These amounts are in addition to the amounts shown in the 2006 Pension Benefits table. The amounts shown in the 2006 Pension Benefits table reflect a measurement date of September 30, 2006. The incremental amounts shown in the following table represent the increase in pension value earned between September 30, 2006 and the fiscal year end of December 31, 2006. The named executive officers would not receive any additional value under the Pension Plan or the Supplemental Plan over and above the value of their accumulated benefit as a result of their termination. All indicated amounts would be paid in the form of an annuity.

Name	Plan Name	Change in Control(1)	Voluntary Termination(2)	Early Retirement(3)	Death or Disability(4)	Involuntary Termination for Cause(5)	Involuntary Termination Without Cause(6)
Patrick S. O’Keefe	Pension Plan	—	—	—	—	—	—
	Tiers 3 & 4 of Supplemetal Plan	—	—	—	—	—	—
	Tier 1-T of Supplemental Plan	—	—	—	—	—	—
	Total	—	—	—	—	—	—
William C. McCartney	Pension Plan	12,199	12,199	—	—	12,199	12,199
	Tiers 3 & 4 of Supplemetal Plan	8,277	8,277	—	—	—	8,277
	Tier 1 of Supplemental Plan	18,337	18,337	—	—	—	18,337
	Total	38,813	38,813	—	—	12,199	38,813
William D. Martino	Pension Plan	—	—	—	—	—	—
	Tier 3 of Supplemental Plan	—	—	—	—	—	—
	Total	—	—	—	—	—	—
J. Dennis Cawte(7)	—	—	—	—	—	—	—
Paul A. Lacourciere	Pension Plan	11,023	11,023	—	—	11,023	11,023
	Tiers 3 & 4 of Supplemetal Plan	4,868	4,868	—	—	—	4,868
	Tier 1-A of Supplemental Plan	824	824	—	—	—	824
	Total	16,715	16,715	—	—	11,023	16,715

(1)             Upon a change in control, the Pension Plan and the Supplemental Plan do not grant any additional service or provide any additional benefits, rights or features that would not otherwise be available to the named executive officers.

(2)             The values shown reflect the incremental value of the benefit that would be available upon voluntary termination on December 31, 2006 above the Present Value of Accumulated Benefits shown in the 2006 Pension Benefits table. Messrs. O’Keefe and Martino are not yet vested in either their Pension Plan or Supplemental Plan benefits.

(3)             None of the named executive officers was eligible for an early retirement benefit as of December 31, 2006.

(4)             Under both the Pension Plan and Supplemental Plans, the surviving spouse of a deceased vested participant will be entitled to an annuity benefit at what would have been the participant’s earliest retirement date. This benefit is payable under the 50% Joint & Survivor form of annuity payment. As such, the value of this benefit as of December 31, 2006 is less than the full Present Value of Accumulated Benefit shown in the 2006 Pension Benefits table. Under both the Pension Plan and Supplemental Plans, upon disability no immediate benefits are payable to the disabled vested participant. Rather, vesting and credited service will continue to accrue until the participant reaches normal retirement age. Compensation for purposes of calculating this disability benefit is deemed frozen as of the date of disability. Any incremental growth in the annuity benefit relative to the December 31, 2006 accrued benefit reflected in the 2006 Pension Benefits table is thus attributable to future years. As such, the value of this benefit as of December 31, 2006 cannot be greater than the full Present Value of Accumulated Benefit shown in the 2006 Pension Benefits table.

(5)             Under the Supplemental Plan, all retirement benefits are forfeited for any participant who (i) because of admitted or judicially proven fraud or dishonesty causes substantial harm to Watts, or (ii) knowingly or materially violates any non-interference or non-competition provision with Watts.

(6)             Upon involuntary termination without cause (other than in connection with a change-in-control), the Supplemental Plan does not grant any additional service or provide any additional benefits, rights or features that would not otherwise be available to the named executive officers.

(7)             Mr. Cawte is not eligible to participate in our Pension Plan or Supplemental Plan because he is not a resident of the United States.

Compensation Committee Interlocks and Insider Participation

During 2006, Mr. Jackson, Mr. McGillicuddy, Mr. Moran and Mr. Murphy served as members of the Compensation Committee of our Board of Directors. None of the directors who served as members of the Compensation Committee during 2006 is an executive officer or employee of Watts.

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2006.

The Compensation Committee
Daniel J. Murphy, III, Chairman
Ralph E. Jackson, Jr.
Gordon W. Moran

Audit Committee Report

The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee. The Audit Committee, among other matters, is responsible for assisting the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and the performance of our internal audit function. This includes the selection and evaluation of our independent registered public accounting firm, oversight of our systems of internal accounting and financial controls, a review of the annual independent audit of our consolidated financial statements and internal control over financial reporting, review of our Code of Business Conduct and Ethics, the establishment of “whistle-blowing” procedures, and oversight of other compliance matters.

The Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2006 with our management. The Audit Committee also reviewed and discussed our audited consolidated financial statements, the audit of our internal control over financial reporting and the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380) with KPMG LLP, our independent registered public accounting firm. The Audit Committee received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with KPMG the matters disclosed in this letter and their independence.

The Audit Committee also considered whether KPMG’s provision of other, non-audit related services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 and selected KPMG as our independent registered public accounting firm for 2007.

The Audit Committee
John K. McGillicuddy, Chairman
Robert L. Ayers
Kenneth J. McAvoy

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Watts is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Nominating and Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•       the related person’s interest in the related person transaction;

•       the approximate dollar value of the amount involved in the related person transaction;

•       the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•       whether the transaction was undertaken in the ordinary course of our business;

•       whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•       the purpose of, and the potential benefits to us of, the transaction; and

•       any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with the best interests of Watts. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•       interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the annual consolidated gross revenues of Watts; and

•       a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our class A common stock to file with the SEC and the New York Stock Exchange initial reports of ownership and changes in ownership of our stock and provide copies of such forms to us. Based on a review of the copies of such forms provided to us and written representations furnished to us, we believe that during the year ended December 31, 2006, all reports required by Section 16(a) to be filed by these persons were filed on a timely basis, except that a Form 4 reporting the sale of 400 shares of class A common stock by John K. McGillicuddy was not timely filed and a Form 4 reporting the purchase by J. Dennis Cawte of 8,031 shares of class A common stock under our Management Stock Purchase Plan was not timely filed.

PROPOSAL 2
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

On February 6, 2007, the Board of Directors voted to adopt, and to recommend to our stockholders that they approve, an amendment to our Certificate of Incorporation to increase the number of shares of class A common stock authorized for issuance from 80,000,000 to 200,000,000.

To effect this change, the total number of shares of capital stock authorized in our Certificate of Incorporation would increase from 110,000,000 to 230,000,000, because we are currently authorized to issue up to 25,000,000 shares of class B common stock and 5,000,000 shares of undesignated preferred stock. We are not proposing any change to the authorized number of shares of class B common stock or preferred stock.

Purpose and Effect of the Proposed Amendment

As of March 5, 2007, we had a total of 31,351,684 shares of class A common stock outstanding, 7,293,880 shares of class B common stock outstanding, no shares of preferred stock outstanding and an aggregate of approximately 3,854,108 shares of class A common stock reserved for issuance pursuant to our stock option plans and our Management Stock Purchase Plan. Accordingly, as of March 5, 2007, we had 37,500,328 shares of class A common stock available for future issuance in excess of the outstanding shares of class A common stock and the shares of class A common stock reserved for issuance under existing stock plans and upon conversion of shares of class B common stock.

Our Board of Directors believes that it is important to have available for issuance a number of authorized shares of class A common stock to meet our future corporate needs. If our stockholders approve the proposed amendment to our Certificate of Incorporation, the additional authorized shares of class A common stock, together with shares of class A common stock that are presently authorized but not issued or reserved for issuance, would be available for issuance for any proper corporate purpose as the Board may determine, including public offerings, private placements, acquisitions, stock splits, stock dividends, or issuances under current and future stock plans. The newly authorized shares of class A common stock would be issuable at the discretion of the Board, without further stockholder action except as may be required for a particular transaction by law or the rules of the New York Stock Exchange. The Board believes that the additional shares of class A common stock will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing of this proxy statement, and except for the proposed increase in the authorized shares under our Management Stock Purchase Plan (proposal 3), we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of class A common stock to be approved under this proposal.

Stockholder approval of the amendment to the Certificate of Incorporation is not necessary for us to reserve the additional 1,000,000 shares of class A common stock to be authorized under the proposed amendment to our Management Stock Purchase Plan. See “Proposal 3—Approval of Amendment to Management Stock Purchase Plan.”

Amending our Certificate of Incorporation to increase the number of shares of authorized class A common stock requires the affirmative vote of the holders of a majority of the votes represented by the outstanding shares of class A common stock and class B common stock, voting together as a class. In addition, the amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of class A common stock and the holders of a majority of the issued and outstanding shares of class B common stock, each voting as a separate class. Holders of shares of class A common stock and class B common stock sufficient to obtain approval of the proposed amendment by the class A common stock and class B common stock, voting together as a class, and by the class B common stock, voting as a separate class, have indicated an intention to vote for the proposed amendment. Assuming receipt of stockholder approval for the proposed amendment, we will file a certificate of amendment effecting the proposed amendment with the Secretary of State of Delaware.

The proposed amendment to our Certificate of Incorporation will not affect the rights of existing holders of our capital stock except to the extent that future issuances of class A common stock will reduce each existing stockholder’s proportionate ownership.  There are no preemptive rights with respect to our class A common stock, class B common stock or preferred stock, which means that current stockholders do not have a prior right to purchase any new issue of any class of our capital stock to maintain their proportionate ownership interest.

The issuance of additional shares of class A common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of us. We are not aware of any attempts on the part of a third party to effect a change of control of the corporation, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

The Board of Directors believes the amendment to our Certificate of Incorporation is advisable and in the best interests of the corporation and its stockholders, and therefore recommends a vote FOR this proposal.

PROPOSAL 3
APPROVAL OF AMENDMENT TO MANAGEMENT STOCK PURCHASE PLAN

On February 6, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to our Management Stock Purchase Plan increasing the number of shares of class A common stock authorized for issuance under the plan from 1,000,000 to 2,000,000, subject to adjustment for stock splits, stock dividends and similar events.

Our Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating management-level employees who are expected to make important contributions to us. To accomplish this purpose, the Management Stock Purchase Plan provides management employees with the opportunity to defer part or all of their annual bonus and apply the deferred bonus towards the purchase of restricted stock units. Subject to vesting requirements, participants will receive payment under the Management Stock Purchase Plan in the form of shares of class A common stock.

We adopted the Management Stock Purchase Plan in August 1995 and amended and restated the Management Stock Purchase Plan on February 8, 2005 and currently have 1,000,000 shares of class A common stock authorized for issuance under the Management Stock Purchase Plan. As of March 5, 2007, restricted stock units to purchase an aggregate of 404,782 shares of class A common stock were outstanding under the Management Stock Purchase Plan and an aggregate of 506,230 shares of class A common stock had been issued under the Management Stock Purchase Plan. As a result, we had only 88,988 shares of class A common stock available for future awards as of March 5, 2007. Our Board of Directors believes that the proposed amendment is necessary to assure that we will have a sufficient reserve of class A common stock available for future issuance under the Management Stock Purchase Plan. Our Board of Directors believes the Management Stock Purchase Plan is in the best interests of Watts and its stockholders because it will provide a tax-effective mechanism to encourage management employees to acquire a greater equity stake in Watts and will motivate the management employees to contribute to the future growth and success of Watts, thus aligning the long-term interests of the management employees with the interests of all stockholders. The closing sale price of our class A common stock on March 5, 2007 was $35.48 per share as reported on the New York Stock Exchange.

The Board of Directors believes the amendment to our Management Stock Purchase Plan is in the best interests of the corporation and its stockholders, and therefore recommends a vote FOR this proposal.

Description of the Management Stock Purchase Plan

The following is a brief summary of the material features of the Management Stock Purchase Plan.

Plan Administrator; Eligibility

The Compensation Committee of the Board of Directors administers the Management Stock Purchase Plan. Only management employees selected by the Compensation Committee are eligible to participate in the Management Stock Purchase Plan. For 2007, 44 management employees, including employee directors and executive officers, were eligible to participate in the Management Stock Purchase Plan and 43 management employees have chosen to participate in the Management Stock Purchase Plan. Because each employee’s participation in the Management Stock Purchase Plan is voluntary, the future benefits under the Management Stock Purchase Plan are not currently determinable. For additional information relating to previous awards of restricted stock units, please see “Executive Compensation” and “Compensation Discussion and Analysis.”

Restricted Stock Units

Each eligible management employee may elect, pursuant to an advance election, to defer up to 100% of his or her annual bonus. The designated amounts will be converted to restricted stock units at a price equal to 67% of the fair market value of the class A common stock on the third business day after we release our year-end earnings to the public. These units will be credited to an account for the benefit of the participant. Under some limited circumstances, a participant may purchase restricted stock units with after-tax dollars. Each participant must make his or her deferral election no later than December 31 of the year prior to the year in which the bonus amount will be earned.

The restricted stock units vest 33 1/3% on each anniversary of the date of grant and will be 100% vested after three years from the date of grant. Each vested restricted stock unit is payable in the form of shares of class A common stock at the earlier of a preselected date or the participant’s termination of employment. During the deferral period selected by the participant, the restricted stock units will be restricted from sale, transfer or pledge, and the participant will not be entitled to any voting rights.

In the event we declare any cash dividends, dividend equivalent amounts will be credited to each participant’s account and will be paid out in cash upon vesting or when the participant receives payment of his or her non-vested units.

If the participant’s employment terminates for any reason prior to the vesting of his or her restricted stock units, the participant will become entitled to receive in cash the lesser of the original purchase price of the non-vested units, as adjusted by interest, or the fair market value of an equal number of shares of class A common stock.

Change in Control

To the extent permitted under Section 409A of the Internal Revenue Code of 1986, all restricted stock units vest automatically upon the effective date of any merger, consolidation, sale, dissolution or liquidation of the company.

Adjustments for Stock Dividends, Stocks Splits, etc.

The Compensation Committee will adjust the reserved shares and the restricted stock units to reflect stock dividends, stock splits or similar events.

Amendments and Termination

The Board of Directors may terminate or amend the Management Stock Purchase Plan at any time. However, no amendment may adversely affect the rights of any participant to the vested restricted stock units credited to his or her account without his or her consent. All amendments to the Management Stock Purchase Plan must be submitted for stockholder approval to the extent required by applicable law, including the relevant listing requirements of the New York Stock Exchange.

Nature of Our Obligations

Participants have no rights greater than those of an unsecured general creditor of Watts. Participants have the rights of a stockholder, such as voting rights, only with respect to shares actually issued in the name of the participant and not with respect to shares subject to restricted stock units for which class A common stock has not yet been issued.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Management Stock Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

A participant should have no income, for federal income tax purposes, at the time restricted stock units are granted. Upon settlement of any restricted stock unit (whether or not vested), the participant should have ordinary income equal to the fair market value of any class A common stock issued to the participant plus the amount of any cash paid to the participant, minus any amount (other than foregone bonus) that the participant paid to us pursuant to his or her subscription agreement. Any dividend equivalent amounts should be includible as ordinary income when paid to the participant. A participant’s ordinary income under the Management Stock Purchase Plan will generally constitute “wages” subject to federal income tax withholding. The participant will have a tax basis in his or her shares of class A common stock equal to the fair market value on the settlement date, and the participant’s capital gains holding period for the shares will begin on the settlement date.

We generally will be entitled to a federal income tax deduction equal to the amount of any compensation income to the participant, subject to general limits on the deductibility of compensation expense. Our deduction may be limited to the extent that the aggregate amount otherwise allowable as a deduction for any taxable year for the remuneration of any of certain executive officers exceeds $1 million.

The amount of any foregone bonus deferred under the Management Stock Purchase Plan is considered “earnings” at the time that such compensation was earned, regardless of when paid, for purposes of calculating Social Security taxes. Therefore, Federal Insurance Contributions Act taxes must be withheld at the time that the compensation is deferred and restricted stock units are awarded. An additional amount of Federal Insurance Contributions Act taxes attributable to one-third of the aggregate discount applied to the restricted stock units at the time of grant will be withheld each year over the three-year vesting period following the award date.

Vote Required for Approval

Approval of the amendment to the Management Stock Purchase Plan requires the affirmative vote of the holders of a majority of the votes present or represented at the annual meeting and entitled to be cast on the proposal. In addition, the rules of the New York Stock Exchange provide that the minimum vote that will constitute stockholder approval for listing purposes is a majority of votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. Holders of voting rights sufficient to approve the amendment to the Management Stock Purchase Plan have indicated an intention to vote in favor of this proposal.

Shares Available for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2006 about the shares of class A common stock that may be issued upon the exercise of stock options granted under our 2004 Stock Incentive Plan, 2003 Non-Employee Directors’ Stock Option Plan, 1996 Stock Option Plan and 1991 Directors’ Non-Qualified Stock Option Plan and the settlement of restricted stock units granted under our Management Stock Purchase Plan as well as the number of shares remaining available for future issuance under our 2004 Stock Incentive Plan and Management Stock Purchase Plan. The table does not include the additional 1,000,000 shares of class A common stock that would be available for issuance under the Management Stock Purchase Plan if the proposal to amend the Management Stock Purchase Plan is approved by our stockholders at the 2007 Annual Meeting.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	1,487,081	(1)	$22.80	2,479,600	(2)
Equity compensation plans not approved by stockholders	None		None	None
Total	1,487,081	(1)	$22.80	2,479,600	(2)

(1)          Represents 1,140,395 shares issuable upon exercise of stock options outstanding under our 2004 Stock Incentive Plan, 2003 Non-Employee Directors’ Stock Option Plan, 1996 Stock Option Plan and 1991 Directors’ Non-Qualified Stock Option Plan and 346,686 shares issuable upon settlement of restricted stock units outstanding under our Management Stock Purchase Plan.

(2)          Includes 2,230,743 shares available for future issuance under the 2004 Stock Incentive Plan and 248,857 shares available for future issuance under the Management Stock Purchase Plan. In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2006, the 2,230,743 shares available for future issuance under the 2004 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights or other equity-based awards.

PROPOSAL 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Although Delaware law does not require that the selection by the Audit Committee of our independent registered public accounting firm be approved each year by the stockholders, the members of the Audit Committee and the other members of the Board believe it is appropriate to submit the selection of the independent registered public accounting firm to the stockholders for their ratification. The Audit Committee and the Board recommend that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm for 2007. If the stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider its selection.

We expect that representatives of KPMG will be present at the annual meeting. They will be given the opportunity to make a statement if they desire to do so and will also be available to respond to questions from stockholders.

During 2006, KPMG provided various audit, audit-related and tax services to us. The Audit Committee has adopted policies and procedures which require the Audit Committee to pre-approve all audit and non-audit services performed by KPMG in order to assure that the provision of such services does not impair KPMG’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service we obtain from KPMG.

The aggregate fees billed for professional services by KPMG in 2005 and 2006 for audit, audit-related, tax and non-audit services were:

Type of Fees	2005	2006
Audit Fees:	$3,056,598	$3,185,000
Audit-Related Fees:	$88,300	—
Tax Fees:	$109,313	$59,387
All Other Fees:	—	$1,715
Total:	$3,254,211	$3,246,102

Audit fees include fees we paid KPMG for professional services for the audit of our annual financial statements included in our annual report on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, such as comfort letters and consents. Audit fees for 2005 and 2006 also include the audit of management’s report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees were for employee benefit plan audits. Tax fees include fees for tax compliance and tax advice. There were no other professional services rendered by KPMG in 2005 or 2006.

Holders of voting rights sufficient to ratify the selection of KPMG as our independent registered public accounting firm have indicated to us an intention to vote in favor of this proposal.

The Audit Committee and the Board of Directors recommend that stockholders vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2007.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number:  Watts Water Technologies, Inc., 815 Chestnut Street, North Andover, MA 01845, Attention: Lester J. Taufen, Secretary, (978) 688-1811. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

In order for any stockholder proposal to be included in the proxy statement for our 2008 Annual Meeting of Stockholders, such proposal must be received at our principal executive offices, 815 Chestnut Street, North Andover, MA 01845, Attention: Lester J. Taufen, Secretary, not later than December 1, 2007 and must satisfy certain rules of the SEC.

Nominations and proposals of stockholders may also be submitted to us for consideration at the 2008 Annual Meeting if certain conditions set forth in our bylaws are satisfied, but will not be included in the proxy materials unless the conditions set forth in the preceding paragraph are satisfied. Such nominations (or other stockholder proposals) must be delivered to or mailed and received by us not more than 120 days nor less than 75 days prior to the anniversary date of the 2007 Annual Meeting, which dates will be January 3, 2008 and February 17, 2008, respectively. Stockholder proposals received by us outside of these dates will be considered untimely received for consideration at such Annual Meeting. If the date of the 2008 Annual Meeting is subsequently moved to a date more than seven days (in the case of director nominations) or ten days (in the case of other stockholder proposals) prior to the anniversary date of the

2007 Annual Meeting, we will publicly disclose such change, and nominations or other proposals to be considered at the 2008 Annual Meeting must be received by us not later than the 20th day after such disclosure (or, if disclosed more than 75 days prior to such anniversary date, the later of 20 days following such disclosure or 75 days before the date of the 2008 Annual Meeting, as rescheduled). To submit a nomination or other proposal, a stockholder should send the nominee’s name or proposal and appropriate supporting information required by our bylaws to the attention of our Secretary at the address provided above.

Appendix A

WATTS WATER TECHNOLOGIES, INC.

MANAGEMENT STOCK PURCHASE PLAN

Amended and Restated as of January 1, 2005

I.              INTRODUCTION

The purpose of the Watts Water Technologies, Inc. Management Stock Purchase Plan (the “Plan”) is to provide equity incentive compensation to selected management employees of Watts Water Technologies, Inc. (the “Company”) and its subsidiaries.  Participants in the Plan may elect to receive restricted stock units (“RSUs”) in lieu of all or a portion of their annual incentive bonus and, in some circumstances, make after-tax contributions in exchange for RSUs.  Each RSU represents the right to receive one share of the Company’s Class A Common Stock (the “Stock”) upon the terms and conditions stated herein.  RSUs are granted at a discount of 33% from the fair market value of the Stock on the Valuation Date (as defined in Subsection IV(B) below).  Vested RSUs will be settled in shares of Stock after a period of deferral selected by the participant, or upon termination of employment, if earlier.

The Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the guidance promulgated thereunder (“Section 409A”).  The Plan should be interpreted in a manner to comply with Section 409A.  In addition, this Plan is a “top hat plan” subject to certain provisions of the Employee Retirement Income Security Act of 1974.

II.            ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”).  The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited herein.  Determinations by the Committee shall be final and binding on all parties with respect to all matters relating to the Plan.

III.           ELIGIBILITY

Management employees of the Company and its subsidiaries as designated by the Committee shall be eligible to participate in the Plan.

IV.           PARTICIPATION

A.            Restricted Stock Units.  Participation in the Plan shall be based on the award of RSUs.  Each RSU awarded to a participant shall be credited to a bookkeeping account established and maintained for that participant.

B.            Valuation of RSUs; Fair Market Value of Stock.  The value of each RSU, for purposes of the Plan, shall be determined as follows:  The “Cost” of each RSU shall be equal to 67% of the fair market value of the Stock on the relevant Valuation Date.  The “Valuation Date” for each year is the date that is the third business day after the date that the Company releases its year-end earnings to the public.  The “Value” of each RSU shall be equal to its Cost plus simple interest per annum on such amount at the one-year U.S. Treasury Bill rate (as published in The Wall Street Journal) in effect on the Valuation Date and each anniversary thereof.  For all purposes of the Plan, the “fair market value of the Stock” on any given date shall mean the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange.

C.            Election to Participate.  Each year, each participant may elect to receive an award of RSUs under the Plan in lieu of any bonus payable for a subsequent calendar year by completing a Bonus Deferral and RSU Subscription Agreement (“Subscription Agreement”).  The Subscription Agreement shall provide that the participant elects to receive RSUs in lieu of a specified portion of any annual incentive bonus to be earned in the following calendar year.  Such portion may be expressed as

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either (1) a specified percentage of the participant’s actual bonus amount; (2) the lesser of a specified percentage or a specified dollar amount of the participant’s actual bonus amount; or (3) a specified dollar amount up to 100% of the participant’s targeted maximum bonus.  Any dollar amount specified must be at least $1,000; and any percentage specified must be at least 10% and not more than 100%.  Amounts specified pursuant to methods (1) and (2) are entirely contingent on the amount of bonus actually awarded.  Where the participant specifies a fixed dollar amount pursuant to method (3), however, the Subscription Agreement shall provide that, if the specified dollar amount exceeds the actual bonus amount awarded, the participant undertakes to pay the excess, in cash or by check, to the Company within five days after the date the participant receives notice of the bonus amount.

D.            Deferral Beyond Vesting Period.  Each Subscription Agreement shall specify a deferral period, beyond the three-year vesting period, for the RSUs to which it pertains.  The deferral period shall be expressed as a number of whole years, not less than three, beginning on the Valuation Date.  Subscription Agreements must be received by the Company no later than December 31 of the year prior to the year in which the bonus amount will be earned.  Notwithstanding the foregoing, to the extent that any bonus deferred hereunder constitutes “performance-based compensation” within the meaning of Section 409A, Subscription Agreements with respect to such compensation must be received by the Company no later than six months before the end of the so-called performance period to which such bonus relates.

E.             Changes to Deferral Period before December 31, 2005.  At any time before December 31, 2005, a participant may change the deferral period specified in a Subscription Agreement that was in effect prior to December 31, 2005.

F.             Changes to Deferral Period after January 1, 2006.  Effective January 1, 2006, a participant may change the deferral period specified in a Subscription Agreement to extend the deferral period, provided, however, that any such change

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must be made at least 12 months before the original distribution date.  Any such change shall not become effective for 12 months after it is made.  In addition, any such change must extend the deferral period for a minimum of five additional years from the original distribution date.  Participants are not permitted to change a deferral to reduce the length of a deferral period.

G.            Award of RSUs.  On each annual Valuation Date, the Company shall award RSUs to each participant as follows:  Each participant’s account shall be credited with a whole number of RSUs determined by dividing the amount (expressed in dollars) that is determined under his or her Subscription Agreement by the Cost of each RSU awarded on such date.  No fractional RSU will be credited and the amount equivalent in value to the fractional RSU will be paid out to the participant currently in cash.

V.            VESTING AND SETTLEMENT OF RSUs

A.            Vesting.  A participant shall become vested in the RSUs that are awarded in a year over a three-year vesting period in which one-third of the RSUs shall vest on each anniversary of the Valuation Date on which the RSUs were awarded as long as the participant remains employed by the Company or a subsidiary on each such anniversary date.

B.            Settlement After Vesting.  With respect to each vested RSU, the Company shall issue to the participant one share of Stock within 30 days after the earliest of: (i) the end of the deferral period specified in the participant’s Subscription Agreement pertaining to such RSU; (ii) the date of the participant’s termination of employment with the Company and its subsidiaries; (iii) the date of the participant’s death; or (iv) the date the participant becomes Disabled (as defined below).

For purposes of this Plan, a participant shall be “Disabled” if the participant (i) is unable to engage in any substantial gainful activity by reason of any medically

4

determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the participant’s employer.

C.            Settlement Prior to Vesting.  If a participant terminates his/her employment with the Company, the participant’s nonvested RSUs shall be canceled and he or she shall receive a cash payment equal to the lesser of (a) the Value of such RSUs or (b) an amount equal to the number of such RSUs multiplied by the fair market value of the Stock on the date of the participant’s termination of employment.

D.            Committee’s Discretion.  The Committee shall have complete discretion to determine the circumstances of a participant’s termination of employment, including whether the same is a result of Disability, and the Committee’s determination shall be final and binding on all parties and not subject to review or challenge by any participant or other person.  Except as otherwise provided in Subsection VIII.(C) hereof, in no event may the Committee apply its discretion to accelerate the time or schedule of any payment made under the Plan.

E.             Waiting Period Applicable to Officers.  Notwithstanding the provisions of Subsections V.(B) and V.(C) above, any participant who is a “key employee” within the meaning of Section 416(i) of the Code (which generally includes any officers of the Company) may not receive any payment or settlement with respect to his/her RSUs in connection with his/her termination of employment until the expiration of a six month waiting period following such termination of employment.  This waiting period does

5

not apply to the termination of an officer’s employment as a result of the officer’s death or Disability (as defined in Subsection V.(B) above).

VI.           DIVIDEND EQUIVALENT AMOUNTS

Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each participant shall be paid an amount in cash equal to the number of his or her vested RSUs multiplied by the dividend value per share.  In addition, each participant’s account shall be credited with an amount equal to the number of such participant’s nonvested RSUs multiplied by the dividend value per share.  Amounts credited with respect to each nonvested RSU shall be paid, without interest, on the date the participant becomes vested in such RSU, or when the participant receives payment of his or her nonvested RSUs pursuant to Subsection V.(C).

VII.         DESIGNATION OF BENEFICIARY

A participant may designate one or more beneficiaries to receive payments or shares of Stock in the event of his/her death.  A designation of beneficiary may apply to a specified percentage or a participant’s entire interest in the Plan.  Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company.  If there is no effective designation of beneficiary, or if no beneficiary survives the participant, the participant’s estate shall be deemed to be the beneficiary.

VIII.        SHARES ISSUABLE; MAXIMUM NUMBER OF RSUs; ADJUSTMENTS; CHANGE IN CONTROL

A.            Shares Issuable.  The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000.  For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock available for issuance under the Plan.  Shares subject

6

to the Plan are authorized but unissued shares or shares that were once issued and subsequently re-acquired by the Company.

B.            Adjustments.  In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which RSUs shall thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding RSUs; (iii) the number of RSUs credited to each participant’s account; and (iv) the method of determining the value of RSUs.

C.            Change in Control.  In the event of any proposed merger, consolidation, sale, dissolution or liquidation of the Company, all non-vested RSUs shall become fully vested upon the effective date of such merger, consolidation, sale, dissolution or liquidation and the Committee in its sole discretion may, as to any outstanding RSUs, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and the number of shares subject to such RSUs as it may determine on an equitable basis and as may be permitted by the terms of such transaction, or terminate such RSUs upon such terms and conditions as it shall provide.  In the event that any such merger, consolidation, sale, dissolution or liquidation of the Company constitutes a “change in control event” for purposes of Section 409A, the Committee may terminate the Plan and make payment with respect to each RSU (taking into account any adjustment provided for herein), provided that such payment is made within 12 months of such change in control event.

IX.           AMENDMENT OR TERMINATION OF PLAN

The Company reserves the right to amend or terminate the Plan at any time, by action of its Board of Directors, provided that no such action shall adversely affect a participant’s rights under the Plan with respect to RSUs awarded and vested before the date of such action, and provided, further, that Plan amendments shall be subject to approval by the Company’s shareholders to the extent required by the Act to ensure

7

that awards are exempt under Rule 16b-3 promulgated under the Act or as otherwise required by applicable law, including the relevant listing requirements of the New York Stock Exchange.

X.            MISCELLANEOUS PROVISIONS

A.            No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares of Stock under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.  No shares of Stock shall be issued until all applicable securities laws and other legal and stock exchange requirements have been satisfied.  The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.

B.            Withholding.  Participation in the Plan is subject to any required tax withholding on wages or other income of the participant in connection with the Plan.  Each participant agrees, by entering the Plan, that the Company shall have the right to deduct any such taxes, in its sole discretion, from any amount payable to the participant under the Plan or from any payment of any kind otherwise due to the participant.  Participants who wish to avoid the withholding of shares of Stock otherwise issuable to them under the Plan should arrange with the Company to pay the amount of taxes required to be withheld in advance of the settlement date.

C.            Notices; Delivery of Stock Certificates.  Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the participant at the last address shown for the participant on the records of the Company.  Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have

8

deposited such certificates in the United States mail, addressed to such person at his/her last known address on file with the Company.

D.            Nontransferability of Rights.  During a participant’s lifetime, any payment or issuance of shares under the Plan shall be made only to him/her.  No RSU or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a participant or any beneficiary under the Plan to do so shall be void.  No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a participant or beneficiary entitled thereto.

E.             Company’s Obligations to Be Unfunded and Unsecured.  The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts or issuance of any shares of Stock hereunder.  No participant or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under the Plan, and any participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

F.             Governing Law.  The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the Commonwealth of Massachusetts.  In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

G.            Effective Date of Plan.  The Plan became effective as of October 17, 1995, upon approval by the holders of a majority of the shares of the Company’s Class A Common Stock and Class B Common Stock, voting as a single class, present or represented and entitled to vote at a meeting of the shareholders.

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WATTS WATER TECHNOLOGIES, INC.

AMENDMENT NO. 1

TO

WATTS WATER TECHNOLOGIES, INC.

MANAGEMENT STOCK PURCHASE PLAN

AMENDED AND RESTATED AS OF JANUARY 1, 2005

                The Management Stock Purchase Plan of Watts Water Technologies, Inc. as amended and restated as of January 1, 2005 (the “Plan”) is hereby amended as follows:

                1.             Subsection VIII.A of the Plan is deleted and replaced with the following:

                                                                                                                “A.          Shares Issuable.  The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,000,000.  For purposes of this limitation, the shares of Stock underlying any RSUs that are canceled shall be added back to the shares of Stock available for issuance under the Plan.  Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently re-acquired by the Company.”

                2.             Except as amended hereby, the Plan remains in full force and effect.

Adopted by the Board of Directors on February 6, 2007

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Appendix B

WATTS WATER TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 2, 2007

10:00 a.m.

The Andover Country Club
60 Canterbury Street
Andover, Massachusetts 01810

Watts Water Technologies, Inc. 815 Chestnut Street North Andover, MA 01845-6098	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 2, 2007.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Patrick S. O’Keefe and William C. McCartney, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

                        Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 1, 2007.

                        Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/wts/ — QUICK *** EASY *** IMMEDIATE

                        Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 1, 2007.

                        Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Watts Water Technologies, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 Robert L. Ayers 02 Timothy P. Horne 03 Ralph E. Jackson, Jr. 04 Kenneth J. McAvoy	05 John K. McGillicuddy 06 Gordon W. Moran 07 Daniel J. Murphy, III 08 Patrick S. O’Keefe	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.

To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of class A common stock from 80,000,000 shares to 200,000,000 shares and to increase the number of authorized shares of capital stock from 110,000,000 shares to 230,000,000 shares.

		☐ For	☐ Against	☐ Abstain
3.

To amend our Management Stock Purchase Plan, as amended and restated, to increase the number of shares of class A common stock available for issuance thereunder from 1,000,000 shares to 2,000,000 shares.

		☐ For	☐ Against	☐ Abstain
4.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.